UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CapitalSource Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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John K. Delaney
Chairman of the Board
and Chief Executive Officer

March 20, 2009

Dear Stockholder:

On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Stockholders to be held on April 30, 2009, at 8:00 a.m. at the Embassy Suites Hotel, 4300 Military Road NW, Washington, D.C. 20015.

There will be two proposals to be acted upon at the 2009 Annual Meeting, each of which is described in detail in our proxy statement and related materials. Your Board of Directors believes that these proposals are in the best interests of the Company and its stockholders and recommends that you vote in favor of them.

Your vote is very important. Whether or not you plan to attend the 2009 Annual Meeting in person, please vote your shares by telephone or over the Internet as described in the Notice as promptly as possible. You also may request a paper proxy card to submit your vote by mail if you prefer, although we encourage you to vote by telephone or over the Internet because it will save the Company printing costs and postage fees. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

Thank you for your continued support.

Cordially,

John K. Delaney

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 30, 2009

To Our Stockholders:

The 2009 Annual Meeting of Stockholders of CapitalSource Inc. will be held at the Embassy Suites Hotel, 4300 Military Road NW, Washington, D.C. 20015, 8:00 a.m., local time, on April 30, 2009 for the following purposes:

(1)	to consider and act upon a proposal to elect three directors to the Company’s Board;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009; and

(3)	to transact such other business, if any, as may properly come before the meeting.

The Board of Directors set the close of business on March 9, 2009 as the record date to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the 2009 Annual Meeting. If you wish to vote shares held in your name at the 2009 Annual Meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you received one), and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our 2009 Annual Meeting will be limited to persons presenting a Notice or proxy card (if you received one) and picture identification.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience by telephone or Internet, or completing, signing and returning by mail a proxy card (if you received one). If you decide to attend the 2009 Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) COMPLETING, SIGNING AND RETURNING A PAPER PROXY CARD (IF YOU RECEIVED ONE) BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m. Eastern Time on April 28, 2009.

By Action of the Board of Directors

Steven A. Museles
Chief Legal Officer and Corporate Secretary

4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
March 20, 2009

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

April 30, 2009

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of CapitalSource Inc. for the 2009 Annual Meeting of Stockholders to be held on April 30, 2009 at 8:00 a.m. at the Embassy Suites Hotel, 4300 Military Road NW, Washington, D.C. 20015 and at any adjournment or postponement thereof. As a stockholder, you are invited to attend the 2009 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Internet Availability of Proxy Materials

Under the rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our 2008 Annual Report on Form 10-K) to each stockholder. As a result, unless you previously elected to receive paper copies or request them this year, you will not receive paper copies of these proxy materials. We are sending to our stockholders (other than those that previously elected to receive paper copies) a Notice of Internet Availability of Proxy Materials, which will instruct you as to how you may access and review the proxy materials over the Internet. The Notice will also instruct you as to how you may access your proxy card to vote your shares by telephone or over the Internet. If you would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

It is anticipated that the Notice will be mailed to stockholders on or about March 20, 2009.

Who Can Vote

Stockholders of record on March 9, 2009 may attend and vote at the 2009 Annual Meeting or have their votes by proxy counted if they do not attend in person. On that date, there were 302,462,010 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter presented. The presence, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock outstanding on March 9, 2009 and entitled to vote at the 2009 Annual Meeting will constitute a quorum to conduct business. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

A list of stockholders entitled to vote at the 2009 Annual Meeting will be open to examination by any stockholder, for any purpose germane to the 2009 Annual Meeting, at our corporate headquarters during normal business hours for a period of ten days before the 2009 Annual Meeting and during the 2009 Annual Meeting.

Voting Procedures

You may vote your shares of CapitalSource stock by any of the following methods:

By Telephone or the Internet — Stockholders can vote their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 P.M. Eastern Time, on April 28, 2009.

By Mail — Stockholders that receive a paper proxy card may vote by mail by completing, signing and dating their proxy cards and mailing them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by April 28, 2009, or the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the 2009 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2009 Annual Meeting only if you obtain a legal proxy from the bank, broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Shares represented by proxies will be voted as directed by the stockholder. Unless you direct otherwise, if you grant a proxy, your shares will be voted as follows:

(1) FOR the Board’s three nominees for the Board of Directors;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009; and

(3) in the discretion of the proxy holder on any other matter to be presented at the 2009 Annual Meeting.

You may revoke any proxy you grant at any time prior to its exercise by (1) submitting a new proxy with a later date, including a proxy given over the Internet or by telephone; (2) notifying our Corporate Secretary in writing of your revocation of the prior proxy before the 2009 Annual Meeting; or (3) voting in person at the 2009 Annual Meeting. If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your bank, broker or other agent following the instructions they provide, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the 2009 Annual Meeting and voting in person. Any stockholders owning shares in street name who wish to revoke voting instructions previously given to their broker, bank or other nominee should contact such broker, bank or other nominee for further instructions.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Currently, our Board of Directors is composed of 8 directors, divided into three classes, with all directors elected to serve for three-year terms. The Board held 16 meetings during 2008 and each of the continuing directors attended at least 75% of the meetings of the Board and applicable committees of the Board held during his or her term of service. In accordance with the Company’s policy on director attendance at annual meetings, all of our continuing directors who then served on the Board attended last year’s annual meeting.

The Board conducts its business through meetings of the Board and its committees, including the Audit Committee, the Compensation Committee, the Credit Policy Committee and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each composed entirely of independent directors as required by the rules of the New York Stock Exchange (the “NYSE”).

Audit Committee

Our Audit Committee currently consists of William G. Byrnes, who serves as Chairman, Sara L. Grootwassink and Lawrence C. Nussdorf, each of whom has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors and under the independence standards adopted by the Securities and Exchange Commission (“SEC”) that are applicable only to audit committee members. A discussion of these standards is set forth below under “Corporate Governance — Independent Directors.” Our Audit Committee’s charter provides that the Audit Committee shall have a designated “audit committee financial expert” within the meaning of SEC rules. Our Board has determined that each of the current members of the Audit Committee qualifies as an audit committee financial expert.

The Audit Committee’s primary duties and assigned roles are to:

•	serve as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance, generally, of our internal audit function;

•	oversee the audit and other services of our outside independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside independent registered public accounting firm, which reports directly to the Audit Committee;

•	provide an open avenue of communication among the outside independent registered public accounting firm, accountants, financial and senior management, the internal auditing department, and our Board;

•	resolve any disagreements between management and the outside independent registered public accounting firm regarding financial reporting; and

•	consider and approve transactions between the Company and our directors, executive officers, nominees for directors or 5% or greater beneficial owners, any of their immediate family members or entities affiliated with them.

The Audit Committee met 14 times during 2008. The Audit Committee charter mandates that the Audit Committee approve all audit, audit-related, tax and other services conducted by our independent registered public accounting firm. The Audit Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Audit Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary.

Compensation Committee

Until May 1, 2008, the Compensation Committee consisted of Timothy M. Hurd, Frederick W. Eubank, II, C. William Hosler and Thomas F. Steyer. Following Mr. Steyer’s resignation from the Board on May 1, 2008, the Compensation Committee consisted of, and currently consists of, Timothy M. Hurd, who serves as Chairman, Frederick W. Eubank, II and C. William Hosler, each of whom has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors. The Compensation Committee has the overall responsibility, power and authority to evaluate, approve and recommend to the Board of Directors the compensation of the Company’s non-employee directors and named executive officers. The Compensation Committee’s determinations with respect to named executive officers are reviewed and approved by the Board of Directors. Mr. Delaney reviews and makes recommendations to the Compensation Committee regarding the compensation of the other named executive officers, but does not participate in decisions as to his compensation.

The Compensation Committee retained Frederic W. Cook & Co., or FW Cook, an independent executive compensation consulting firm, during 2008, to evaluate alternatives for outside director and Chief Executive Officer compensation, and during the first quarter of 2009, to advise the Compensation Committee in connection with compensation for our executive officers.

The Compensation Committee met 10 times during 2008. The Compensation Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Compensation Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary.

Credit Policy Committee

Until October 31, 2008 the Credit Policy Committee consisted of Jason M. Fish, Chairman, Andrew B. Fremder and Frederick W. Eubank, II. Following Mr. Fish’s resignation from the Board on October 31, 2008, the Credit Policy Committee consisted of, and currently consists of, Messrs. Eubank and Fremder. Mr. Fremder has served as the chairman of the Credit Policy Committee since February 4, 2009. The purpose of the Credit Policy Committee is to oversee and review information regarding our credit risk management framework, including the significant policies, procedures, and practices employed to manage our credit risk.

The Credit Policy Committee met 7 times during 2008. The Credit Policy Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Credit Policy Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Andrew B. Fremder, who serves as Chairman, and Sara L. Grootwassink. Each member has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors. The primary functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become Board members and recommend to our Board candidates for election or re-election to the Board;

•	consider and make recommendations to our Board concerning the size and composition of our Board, committee structure and makeup, retirement policies and procedures affecting Board members; and

•	take a leadership role with respect to the development, implementation and review of our principles of corporate governance and practices.

The Nominating and Corporate Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. For the Board to have a substantial degree of independence from management, a majority of directors must be independent of management, in both fact and appearance, and must satisfy the independence criteria of the NYSE and any other legal requirements. The charter requires that the Committee select nominees who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. The Committee must also assess whether the candidate possesses the skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, age and diversity, all in the context of an assessment of the perceived needs of the Board at that time. For those director candidates that appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

In making recommendations for director nominees for the annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written suggestions of stockholders received by the Corporate Secretary of the Company by no later than 120 days prior to the anniversary of the Company’s proxy statement issued in connection with the prior year’s annual meeting of stockholders. Suggestions must be mailed to CapitalSource Inc., 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary. The manner in which director nominee candidates suggested in accordance with this policy are evaluated does not differ from the manner in which candidates recommended by other sources are evaluated.

The Nominating and Corporate Governance Committee met 2 times during 2008. The Nominating and Corporate Governance Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Nominating and Corporate Governance Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary.

Corporate Governance

We are dedicated to establishing and maintaining high standards of corporate governance. Our executive officers and the members of our Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. As discussed in more detail below, we believe our corporate governance initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as the corporate governance listing standards adopted by the NYSE and approved by the SEC. On an ongoing basis, our Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

Independent Directors

The NYSE’s corporate governance listing standards include a requirement that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under these rules, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In addition, the NYSE’s rules set forth certain relationships between a director, or an immediate family member of a director, and the Company which would preclude the Board from determining a director to be independent.

To further assist the Board in evaluating the materiality of relationships for purposes of assessing the independence of incumbent directors and director nominees, the Board has adopted objective standards as permitted by the NYSE rules. The objective standards our Board has adopted do not override the NYSE’s rules on independence. A relationship that is not disqualifying under the NYSE standards will nevertheless be further evaluated against our objective standards in determining a director’s independence. Our objective standards provide that a director who served or has served as an executive officer of a charitable organization to which our contributions, in any of the past three fiscal years, do not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues may be considered independent by the Board. In addition, the objective standards provide that lending and investment transactions between us and any of our directors (or their immediate family members) or any entity for which any of our directors (or their immediate family members) is an executive officer, member or general partner (any of the foregoing, a “Related Person”), or any other entity in which any one or more Related Persons individually or in the aggregate (aggregating the interests of all such persons), directly or indirectly, possesses a 10% or greater equity or voting interest or that is otherwise controlled by any one or more Related Persons individually or in the aggregate will be deemed by the Board not to be material if:

•	such transaction was made in the ordinary course of business and on substantially the same terms as those for comparable transactions with our unrelated clients;

•	with respect to extensions of credit, we followed credit underwriting procedures that were not less stringent than those for comparable transactions with our unrelated clients;

•	the maximum amount of funds proposed to be committed did not, at the time of the commitment, exceed 2% of our total consolidated assets; and

•	taken together with all funds proposed to be committed to a Related Person together with all entities associated with such Related Person as described above, the aggregate amount of funds proposed to be committed to such entities did not, at the time of the commitment, exceed 5% of the our total consolidated assets.

Finally, under our objective standards other business relationships between us and any Related Person or entity associated with such Related Person as described above made in the ordinary course of business and on substantially the same terms as those for comparable transactions with our unrelated clients are deemed by the Board not to be material.

Except in the cases of Mr. Delaney, who is a Company employee, the Board is not aware of any relationship between us and any of our directors other than those deemed not to be material in accordance with these objective standards. Accordingly, the Board has determined that all of the Board’s current non-management members are “independent” directors for the purposes of the NYSE’s rules and our objective standards.

SEC rules impose additional independence requirements for all members of the Audit Committee. These rules set forth two basic criteria. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the company or its affiliates, other than in their capacities as members of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of the audit committee of a listed company’s board may not be an affiliated person of the company or any subsidiary of the company apart from his or her capacity as a member of the board and any board committee. For this purpose, designees of affiliated persons are also disqualified. As noted above, Messrs. Byrnes and Nussdorf and Ms. Grootwassink qualify as “independent” under these SEC rules.

Consistent with the NYSE’s corporate governance listing standards, our Principles of Corporate Governance call for the non-management directors to meet in regularly scheduled executive sessions without management. Mr. Byrnes served as the presiding independent director at the executive sessions held during 2008 and has been selected to serve as the presiding independent director at any executive sessions held in 2009.

Communicating with Your Board

Interested parties, including stockholders, may communicate their concerns directly to the full Board, the presiding independent director or the non-management directors as a group by writing to the Board of Directors, the presiding independent director or the non-management directors, c/o CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Presiding Director or Non-Management Directors c/o Corporate Secretary.

Principles of Corporate Governance

Our Principles of Corporate Governance address a number of other topics, including:

•	director independence and qualification standards;

•	director responsibilities and continuing education;

•	director compensation;

•	director attendance and retirement;

•	management succession;

•	annual Board self-evaluations; and

•	director communication, committees and access to management.

We have from time to time in the past made, and expect that we may from time to time in the future make, loans to or investments in the equity securities of, companies in which our directors, executive officers, nominees for directors or 5% or greater beneficial owners, their immediate family members or their affiliates have material interests. Our Board has delegated to the Audit Committee the authority to consider and approve transactions of these types. Our Audit Committee has provided a general approval for any transaction in which we purchase debt instruments from non-affiliated syndication agents or third parties other than the underlying obligors where we have no contact with the underlying affiliated obligors or counterparties and such selling entities also are not affiliated with us or the underlying affiliated obligors or counterparties and any subsequent amendments, waivers or consents with respect thereto provided that they are consummated through interaction only with non-affiliated third party agents or other lenders. Each of our related party loans and investments is required to be subject to the same due diligence, underwriting and rating standards as the loans and investments that we make to unrelated third parties.

Our Nominating and Corporate Governance Committee reviews the Principles of Corporate Governance on an annual basis, and the Board reviews and acts upon any proposed additions or amendments to the Principles of Corporate Governance as appropriate. The Principles of Corporate Governance are posted on our website at http://www.capitalsource.com. You may also obtain a copy of our Principles of Corporate Governance without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary.

Ethics Policy

Our Board and Audit Committee have also adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees and our other representatives and agents. This Code sets forth our policies and expectations on a number of topics, including:

•	compliance with laws, including insider trading;

•	preservation of confidential information relating to our business and that of our clients;

•	conflicts of interest;

•	reporting of illegal or unethical behavior or concerns regarding accounting or auditing practices;

•	corporate payments;

•	corporate opportunities; and

•	the protection and proper use of our assets.

We have established and implemented formal “whistleblower” procedures for receiving and handling complaints from employees. As discussed in the Code, we have made available an e-mail address and a confidential telephone hotline for reporting illegal or unethical behavior as well as questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters. Any concerns regarding accounting or auditing matters reported via e-mail or to this hotline are communicated directly to the Audit Committee.

The Audit Committee reviews the Code on an annual basis, and the Board reviews and acts upon any proposed additions or amendments to the Code as appropriate. The Code is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Code without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary. Any amendments to the Code, or waivers of the Code for executive officers or directors, will be posted on the Company’s website and similarly provided without charge upon written request to this address.

Approval of Proposal 1

The three nominees who receive the most affirmative votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE THREE NOMINEES TO SERVE AS DIRECTORS.

The ages as of March 9, 2009, principal occupations and business experience of the Board’s nominees and of the continuing directors are described below. Each of the directors other than Mr. Delaney has been determined to be an independent director under the rules of the NYSE.

The following have been nominated for election at the 2009 Annual Meeting for a term that ends at the 2012 Annual Meeting:

William G. Byrnes

Mr. Byrnes, 58, has been a member of our board since October 2003. He has been a private investor since 2001. In September 2006, he co-founded, and is the Managing Member of, Wolverine Partners LLC, which operates MutualDecision.com, a mutual fund information website. Mr. Byrnes was a co-founder of Pulpfree, d/b/a BuzzMetrics, a consumer-generated media research and marketing firm, and served as its chairman from June 1999 to September 2005. Mr. Byrnes currently is a member of the Board of Directors of LoopNet, Inc., an information services provider to the commercial real estate industry.

John K. Delaney

Mr. Delaney, 45, a co-founder of the company, is Chairman of our Board and our Chief Executive Officer, in which capacities he has served since our inception in 2000.

Sara L. Grootwassink

Ms. Grootwassink, 41, currently a private investor, served as the Chief Financial Officer of Washington Real Estate Investment Trust from May 2002 through February 2009. She joined Washington Real Estate Investment Trust in December 2001 as Managing Director, Finance and Capital Markets. Ms. Grootwassink is a Chartered Financial Analyst and has been a member of our Board since April 2004.

The following directors are serving on the Board for a term that ends at the 2010 Annual Meeting:

Andrew B. Fremder

Mr. Fremder, 47, is a member of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. and was a consultant to them through December 2008. He served as a managing member and Chief Financial Officer of Farallon until February 1, 2003. Since April 1, 2003, he has been a co-founder, President and member of the board of directors of East Bay College Fund, a private non-profit corporation. Mr. Fremder has been a member of our Board since our inception in 2000.

Lawrence C. Nussdorf

Mr. Nussdorf, 62, has been President and Chief Operating Officer of Clark Enterprises, Inc., a privately held investment and real estate company based in Bethesda, Maryland, since 1998. Also, since 1977 he has been Vice President and Treasurer of Clark Construction Group, LLC, one of the nation’s largest privately owned building contractors. Mr. Nussdorf currently serves on the board of directors of Pepco Holdings, Inc. Mr. Nussdorf has been a member of our Board since March 2007.

C. William Hosler

Mr. Hosler, 45, currently a private investor, served as Chief Financial Officer of the Marcus & Millichap Holding Companies, a privately held investment and real estate services company based in Palo Alto, California from January 2008 until November 2008. Prior to that, from June 2007 through December 2007 and July 2006 until June 2007 he was a consultant to and Chief Financial Officer of Mirion Technologies, a privately held radiation detection, measuring and monitoring company based in San Ramon, California. Previously, Mr. Hosler was Chief Financial Officer of Catellus Development Corporation starting in 1999 through its merger in September 2005 into Prologis, each a real estate development and operating company based in San Francisco, California and Denver, Colorado, respectively. From September 2005 until March 2006, Mr. Hosler worked at Prologis assisting on the transition resulting from such merger. Mr. Hosler has been a member of our Board since July 2007.

The following directors are serving on the Board for a term that ends at the 2011 Annual Meeting:

Frederick W. Eubank, II

Mr. Eubank, 45, has been a Managing Partner of Wachovia Capital Partners 2000, LLC (formerly, First Union Capital Partners) since 2005. From 1989 to 2005, Mr. Eubank served in various capacities at Wachovia Capital Partners. Mr. Eubank currently serves on the board of directors of Comsys IT Partners, Inc. Mr. Eubank has been a member of our Board since our inception in 2000.

Timothy M. Hurd

Mr. Hurd, 39, has been a Managing Director of Madison Dearborn Partners, LLC since 2000. Mr. Hurd has been a member of our Board since our inception in 2000.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2009. A representative of E&Y is expected to be present at the 2009 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. The Audit Committee, pursuant to its charter and the corporate governance rules of the NYSE, has sole responsibility for the appointment of the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance.

Approval of Proposal 2

Ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for 2009 requires the affirmative vote of a majority of the votes cast on the proposal at the 2009 Annual Meeting by the stockholders entitled to vote. If this appointment is not ratified, the Audit Committee may reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we consider and enter into transactions with our directors, executive officers, nominees for directors or 5% or greater beneficial owners, their immediate family members or entities affiliated with them. These transactions have been approved to the extent applicable in accordance with our policies described above.

Option Grant by Officers

In December 2002, to provide additional incentives to two of our employees, Mr. Delaney and Mr. Jason M. Fish, our former Chief Investment Officer and director, granted us an option to purchase 105,000 shares of our common stock held by them at a price of $8.52 per share; and, in turn, we entered into reciprocal agreements with the two employees providing for the grant of options to purchase an identical number of shares at the same price. The options we granted to the two employees vested 20% on the date of grant and vested in equal installments over the next four anniversaries of the grant date, and will expire in December 2012 if not previously exercised. In connection with our earnings and profits dividend paid in February 2006, the total number of shares underlying the option and the exercise price were adjusted to 114,187 and $7.83, respectively. We have agreed that we will not exercise our option from Messrs. Delaney and Fish except to acquire shares for delivery upon an exercise by one of the employees of his mirror option. We did not acquire any shares from Mr. Delaney and Mr. Fish in connection with any exercises of this option during 2008.

Shareholder Registration Rights

Certain of our existing stockholders, including Messrs. Delaney and Fish as well as certain affiliates of Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Madison Dearborn Partners, LLC and Wachovia Capital Partners 2000, LLC, are entitled to certain rights with respect to the registration of their shares of our common stock under the Securities Act pursuant to a registration rights agreement that we entered into with them prior to our initial public offering. All of these shares currently are tradable, subject to compliance with applicable provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Under the terms of the agreement, which was amended in October 2005 and again in March 2006 with the approval of our Audit Committee in connection with the purchase of additional shares by certain of these stockholders in our public offerings, holders of our registrable shares thereunder have the right, subject to certain limitations, to demand the registration of their shares, including unlimited piggyback registration rights until August 12, 2009. We have registered for resale upon the exercise of registration rights under the agreement, approximately 42.3 million shares held by certain affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C., approximately 24.1 million shares held by Madison Dearborn Partners, LLC and its affiliates, approximately 5.9 million shares held by Wachovia Capital Partners 2000, LLC and approximately 6.5 million shares beneficially owned by Mr. Fish.

Consulting Agreement

In March 2009, we entered into a consulting agreement with Mr. Jason Fish, a former director who resigned from our Board on October 31, 2008. Mr. Fish was previously a consultant from January 2007 until March 2008, our President from inception through 2005 and our Chief Investment Officer from January 2006 until January 2007. Under the consulting agreement, Mr. Fish will be paid $30,000 per month to assist us in such matters as requested by or Chairman and Chief Executive Officer. In addition, under the consulting agreement we will provide certain benefits to Mr. Fish for use in connection with his consulting services, including use of e-mail, cell phone and an office.

Compensation Committee Interlocks and Insider Participation

Until May 1, 2008, the Compensation Committee consisted of Timothy M. Hurd, Chairman, Frederick W. Eubank, II, C. William Hosler and Thomas F. Steyer. Following Mr. Steyer’s resignation from the Board on May 1, 2008, the Compensation Committee comprised Messrs. Hurd (Chairman), Eubank and Hosler. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2008.

Loans to or Investments Made in Portfolio Companies of Affiliates of Compensation Committee Members

Messrs. Hurd, Eubank and Hosler are members of the Compensation Committee. Mr. Hurd is a Managing Director of Madison Dearborn Partners, LLC. Mr. Eubank is a Managing Partner of Wachovia Capital Partners 2000, LLC. Mr. Hosler was the Chief Financial Officer of the Marcus & Millichap Holdings Companies from January 2008 until November 2008. Mr. Steyer, who served on our Board of Directors and the Compensation Committee until his resignation on May 1, 2008, was during such service the Senior Managing Member and Co-Managing Partner of Farallon Capital Management, L.L.C., and Farallon Partners, L.L.C. and a Managing Director of Hellman & Friedman. We have from time to time in the past made, and expect that we may from time to time in the future make, loans to, or investments in the equity securities of, companies in which these Compensation Committee members or their affiliates have material interests. Our policies and procedures for consideration and approval of these types of transactions are described above under “Proposal 1 — Corporate Governance — Principles of Corporate Governance.”

Below is a list of the transactions we have entered into with entities affiliated with a member of the Compensation Committee that were outstanding at times from January 1, 2008 through February 28, 2009. All of these transactions have been approved in accordance with our policies described above. There were no other transactions since the beginning of fiscal year 2008 that required Board approval under such policies or where such required approval was not obtained.

In January 2008, we purchased from an unaffiliated third party (at a discount) a revolving loan to Catalina Marketing Corporation, a company in which affiliates of Hellman & Friedman held an interest. In February 2008, we increased our revolving loan by purchasing from an unaffiliated third party a $17.2 million commitment under Catalina’s revolving credit facility. During 2008, the largest amount of principal outstanding under the loan at any one time was $25.0 million. As of December 31, 2008, the principal amount outstanding under this loan was $12.5 million. For the year ended December 31, 2008, we recognized $0.7 million of interest and fees related to this loan.

In January 2008, we purchased from an unaffiliated third party (at a discount) a term loan to Activant Solutions, Inc., a company in which affiliates of Hellman & Friedman held an interest. During 2008, the aggregate amount of principal paid under the loan was $0.4 million, and the largest amount of principal outstanding under the loan at any one time was $10.0 million. As of December 31, 2008, the principal amount outstanding under this loan was $9.6 million. For the year ended December 31, 2008, we recognized $0.6 million of interest and fees related to this loan.

In November 2007, we purchased (at a discount) a term loan and a revolving loan to Nuveen Investments, Inc., a company in which affiliates of Madison Dearborn Partners, LLC hold an interest. In March 2008, we increased our revolving loan by purchasing from an unaffiliated third party a $10.0 million commitment under Nuveen’s revolving credit facility. During 2008, the aggregate amount of principal paid under the term loan was $0.1 million, and the largest aggregate amount of principal outstanding under these loans at any one time was $37.9 million. As of December 31, 2008, the aggregate principal amount outstanding under these loans was $37.9 million. For the year ended December 31, 2008, we recognized $1.3 million of interest and fees related to these loans.

In February 2007, we purchased a revolving loan to The Yankee Candle Company, Inc., a company in which affiliates of Madison Dearborn Partners, LLC hold an interest. During 2008, the largest amount of principal outstanding under the loan at any one time was $14.2 million. As of December 31, 2008, the principal amount outstanding under this loan was $11.2 million. For the year ended December 31, 2008, we recognized $0.5 million of interest and fees related to this loan.

In February 2006, we made a term loan to Gartrell Holdings I, LLC, a company in which affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. hold an interest. In November 2008, Gartrell exercised its contractual option under the loan agreement to extend the maturity date to

February 27, 2010. During 2008, the aggregate amount of principal paid under the loan was $0.3 million, and the largest amount of principal outstanding under the loan at any one time was $11.7 million. As of December 31, 2008, the principal amount outstanding under this loan was $11.4 million. For the year ended December 31, 2008, we recognized $0.9 million of interest and fees related to this loan.

In January 2006, we made a term loan and a revolving loan to Flatiron Re Ltd., a company in which affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. hold an interest. There were no amounts outstanding under our revolving loan during 2008. During 2008, the aggregate amount of principal paid under the term loan was $20.4 million, and the largest aggregate amount of principal outstanding under these loans at any one time was $21.3 million. As of December 31, 2008, the aggregate principal amount outstanding under these loans was $0.9 million. For the year ended December 31, 2008, we recognized $1.4 million of interest and fees related to these loans. These loans were repaid and the revolving facility was terminated in February 2009. In connection with these loans we also committed to make a $10.0 million equity investment of which we had funded up to $9.2 million. During 2008 and in February 2009, in connection with repurchases of outstanding equity interests from all holders thereof pursuant to the terms of the equity investment agreement, Flatiron repurchased an aggregate of $5.2 million of our equity investment. As of December 31, 2008 and February 28, 2009, we had $4.2 million and $4.0 million of our equity investment outstanding, respectively. During 2008 we recorded $2.9 million of dividend income in respect of this equity investment.

In July 2002 and September 2005, we made term loans to Multivend, LLC, an entity owned by Alpine Investors, L.P. Mr. Steyer held an interest in Alpine and sat on its investment committee. During 2008, the aggregate amount of principal paid under these loans was $2.0 million, and the largest aggregate amount of principal outstanding under these loans at any one time was $4.2 million. As of December 31, 2008, the aggregate principal amount outstanding under these loans was $2.2 million. For the year ended December 31, 2008, we recognized $0.5 million of interest and fees related to these loans.

In March 2007, we purchased (at a discount) a revolving loan to Express Energy Services Operating, LP (“Express”), a company in which an affiliate of Wachovia Capital Partners 2000, LLC holds an interest. The loan was repaid and the revolving facility was terminated in July 2008. During 2008, the largest amount of principal outstanding under this revolving loan at any one time was $15.0 million. For the year ended December 31, 2008, we recognized $0.9 million of interest and fees related to this revolving loan. In August and October 2008, we purchased from unaffiliated third parties (at discounts) $12.0 million and $9.0 million commitments, respectively, under Express’ term loan facility. During 2008, the aggregate amount of principal paid under these term loans was $0.4 million, and the largest aggregate amount of principal outstanding under these term loans at any one time was $20.9 million. As of December 31, 2008, the aggregate principal amount outstanding under these term loans was $20.6 million. For the year ended December 31, 2008, we recognized $0.6 million of interest and fees related to these term loans.

In February 2007, we made a term loan and a revolving loan to Integrated Broadband Services, LLC, a company in which an affiliate of Wachovia Capital Partners 2000, LLC holds an interest. In October 2008, we amended these loans to increase the principal amount of the term loan and the interest rates on the loans. During 2008, the aggregate amount of principal paid under the term loan was $2.2 million, and the largest aggregate amount of principal outstanding under theses loans at any one time was $30.0 million. As of December 31, 2008, the aggregate principal amount outstanding under these loans was $29.6 million. For the year ended December 31, 2008, we recognized $2.0 million of interest and fees related to these loans.

In June 2005 we made a revolving loan to Sonitrol Corporation, a company in which an affiliate of Wachovia Capital Partners 2000, LLC held an interest during 2008. In June 2006, we increased the revolving facility and made two additional term loans, one of which was repaid in December 2006. The outstanding loans were repaid and the revolving facility was terminated in July 2008. During 2008, the aggregate amount of principal paid under the term loan was $5.4 million, and the largest aggregate amount of principal outstanding at any one time under these loans was $5.4 million. For the year ended December 31, 2008, we recognized $0.4 million of interest and fees related to these loans.

REPORT OF THE AUDIT COMMITTEE

As discussed above, the Audit Committee serves as an independent and objective body to monitor and assess our financial reporting practices and the quality and integrity of our financial reports, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee is solely responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is also responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics, or Code, and assuring appropriate disclosure of any waiver of or change in the Code for the Chief Executive Officer and other senior officers, reviewing the Code on a regular basis and proposing or adopting additions or amendments to the Code as appropriate. In connection with the Code, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors and is available on the Company’s internet website at http://www.capitalsource.com.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management or the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

During fiscal years 2008 and 2007, the Company’s independent registered public accounting firm, Ernst & Young or E&Y, rendered services to the Company for the following fees:

	2008	2007
	($ in thousands)

Audit Fees	$3,870	$3,490
Audit-Related Fees(1)	2,023	2,035
Tax Fees(2)	184	293
All Other Fees(3)	—	—

Total	$6,077	$5,818

(1)	Audit-Related Fees relate to consultation on financial accounting and reporting issues and standards, to the extent the provision of such services by the independent registered public accounting firm is not required for compliance with the standards of the Public Company Accounting Oversight Board (United States); the performance by the independent registered public accounting firm of agreed-upon procedures in connection with certain debt transactions; the audit of our 401(k) plan; the audit of the financial statements of a carve-out entity and assistance with and related review of documents filed with the Securities and Exchange Commission; attest services that are not required by statute or regulation, such as agreed-upon procedures reports issued annually to satisfy certain debt terms; and due diligence and accounting consultations in connection with mergers and acquisitions.

(2)	Tax Fees relate to tax compliance, tax planning and advice. These services include tax return preparation and advice on state and local tax issues and tax advice related to our election and maintenance of our REIT status.

(3)	There were no services rendered other than those identified in the above categories.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee reviews and approves the list of pre-approved services and the threshold estimates of cost of performance of each. The independent registered public accounting firm is required to provide detailed information regarding the services and an estimate of the costs of performance before commencing any work. Under its pre-approval policy, the Audit Committee may delegate pre-approval authority for non-audit services not exceeding $100,000 to one of its members. The Audit Committee has delegated this authority to Mr. Byrnes. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

The Audit Committee has received from E&Y written disclosures regarding E&Y’s independence as set forth in applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with E&Y its independence. The Audit Committee has considered whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. The Audit Committee also has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and E&Y’s audit of management’s assessment and the effectiveness of those internal controls with the internal auditors, E&Y, and management.

The Audit Committee met with management, the Company’s internal auditors and representatives of E&Y in connection with its review of the Company’s audited financial statements for the year ended December 31, 2008. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with E&Y regarding its independence under applicable requirements of the Public Company Accounting Oversight Board and the matters required to be discussed under Statements on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, and the Board approved that recommendation.

Audit Committee

William G. Byrnes, Chairman
Sara L. Grootwassink
Lawrence C. Nussdorf

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, references to “the Committee” are to the Compensation Committee of the Board of Directors.

Compensation Objectives

The Company’s philosophy relating to executive compensation is to attract and retain highly qualified executives at salaries that are competitive with those of other commercial finance companies and banks, and to align the financial interests of its executives with those of the Company’s stockholders by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit as well as the Company as a whole and the executive individually. At the same time, the Company strives to ensure that its compensation program is simple, transparent and understandable. The Committee believes that compensation decisions should provide rewards for superior performance as well as consequences for underperformance, after taking into account the extraordinarily challenging circumstances facing the Company in the current economic environment.

The Company’s executive compensation program is intended to meet three principal objectives: (1) attract, reward and retain executives; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance stockholder value; and (3) promote internal pay equity and external competitiveness.

The Elements of Compensation at CapitalSource

The compensation program for the named executive officers consists of three primary elements: (1) annual compensation, in the form of base salaries and employee benefits; (2) incentive compensation, delivered through annual performance-based cash bonuses and equity incentive awards; and (3) post-termination pay, providing the executive (or his estate) with additional compensation if the executive’s employment is terminated upon his death or disability, by the Company without cause or by the executive for good reason, or upon a change in control of the Company.

Annual Compensation

We use base salaries and employee benefits to provide some degree of compensation certainty to the named executive officers since these elements, unlike incentive compensation, are not at-risk for performance.

Base Salaries

Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level. Other than Mr. Graham who received a raise of his base salary in 2007, the named executive officers have not received any increases in base salaries since 2005. Mr. Delaney’s employment agreement provides for his salary, fixed at $400,000 per year, to be paid quarterly in Company fully vested stock units.

Employee Benefits

The named executive officers are eligible to receive the same employee benefits as the rest of the Company’s employees. For 2008 these benefits included health insurance, dental and vision coverage, prescription drug plans, flexible spending accounts, short-term and long-term disability, pre-tax parking and a 401(k) plan. The Company matches the employee’s 401(k) plan contributions up to the lowest of: (1) 50% of employee’s contributions, (2) 3% of the employee’s salary and bonus, and (3) $6,750.

In addition to these benefits, pursuant to his employment agreement, the Company pays the annual premium for Mr. Delaney’s $10,000,000 life insurance policy. Please refer to the “Summary Compensation Table” and the related footnotes for additional information about the value of this additional benefit to Mr. Delaney.

Incentive Compensation

We offer the named executive officers opportunities to attain, as merited by performance, incentive compensation through performance-based cash bonuses and equity incentive awards. The Company believes that cash bonuses should serve as a reward for good performance. Incentive compensation paid in the form of equity incentive awards links executive compensation to stockholder value.

Post-termination Pay

Under the terms of our incentive compensation plan and each named executive officer’s employment agreement, each named executive officer is entitled to payments and benefits upon the occurrence of specified events including termination of employment without cause and upon a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end 2008, are described in detail in the section entitled “Potential Payments Upon Termination or Change In Control” below.

In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with each named executive officer. As part of these negotiations, the Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some companies in our peer group at the time. This approach was used by the Committee in setting the amounts payable and the triggering events under the arrangements. In addition, the Committee received advice from FW Cook that these terms and amounts payable under each executive’s employment agreement generally were market for executives of similar financial services companies at the time.

In an effort to bring our employment agreements with our named executive officers into compliance with Section 409A of the Internal Revenue Code, in December 2008, we entered into amendments to their current employment agreements. The principal purpose of the amendments was to avoid adverse tax consequences under Section 409A of the Internal Revenue Code. This included amendments with respect to the timing of severance and bonus payments, definitional issues arising under Section 409A and savings clauses.

CEO Compensation

On June 6, 2006, the Company entered into an employment agreement with John K. Delaney, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The compensation package awarded pursuant to the employment agreement consists of two elements: (1) base salary and (2) long-term incentive awards. The Committee carefully designed Mr. Delaney’s compensation package to focus on long term strategies and initiatives that benefit all stockholders and to reward his extraordinary contributions to the Company.

In connection with the negotiation of Mr. Delaney’s employment agreement, the Committee retained FW Cook to assist the Committee with the review of the terms of the employment agreement, to value the total compensation package and to evaluate the cost to the Company of awarding the applicable equity incentive awards.

Mr. Delaney’s compensation package consists solely of equity-based compensation. Under the agreement, Mr. Delaney receives an annual base salary of $400,000 paid quarterly in fully vested common stock units. These stock units settle in shares of the Company’s common stock upon the earlier of Mr. Delaney’s termination of employment with the Company for any reason and a change in control of the Company. In addition, Mr. Delaney received two options to purchase an aggregate of 7,000,000 shares of the Company’s stock at $23.72 per share. The first option to purchase an aggregate of 3,500,000 shares was fully vested as of January 1, 2008. The second option to purchase the remaining 3,500,000 shares would have vested in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days equals or exceeds $32.00 per share prior to each respective vesting date or upon a change in control if the per share price paid in connection with such change in control exceeds $32.00 per share; provided, however, that the vesting of one-third of these 3,500,000 performance shares would have accelerated to January 1, 2009 had such average closing price been reached by that date or, in the event it was not reached by that date but it is reached before the expiration of the stock option, on the date such price is reached. The stock option would have expired with respect to 1,750,000 shares on each of January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days had not equaled or exceeded $32.00 per share before each respective date. Otherwise, the stock option would have expired on June 6, 2016.

The Committee intended for the option awards to be in lieu of annual cash bonuses for the duration of the five-year term of Mr. Delaney’s employment agreement. By awarding options, the Committee sought to align Mr. Delaney’s interests with those of the stockholders. As described in more detail in the Company’s SEC filings, the market dislocation that has existed and worsened since the middle of 2007, and the resultant scarcity of liquidity, has materially and adversely affected the Company’s stock price, which has declined significantly since Mr. Delaney received his options in 2006, to the point where the options are so far out of the money as to cease to serve as a viable compensatory tool. On March 9, 2009, Mr. Delaney voluntarily forfeited both of these options in their entirety and they are no longer outstanding.

Recognizing Mr. Delaney’s extraordinary performance in leading the Company through the unprecedented challenges of the past year and a half, and in particular in recognition of his leadership in successfully concluding our acquisition of assets from Fremont Investment & Loan and the opening of CapitalSource Bank, on December 31, 2008, our Board of Directors granted to Mr. Delaney 2,000,000 fully vested stock units, which provide for payments of amounts equal to the cash dividend on an equivalent number of shares of common stock and for delivery to Mr. Delaney of 2,000,000 shares of our common stock six months following termination of his service to the Company.

Compensation Decisions for 2008

Corporate, individual and business unit or department performances, retention needs, internal pay equity and amounts paid in 2007 have been the primary factors considered in decisions regarding 2008 compensation. In analyzing performance, the Committee considered the efforts of the named executive officers in managing the Company through the significant capital markets disruption and economic recession that occurred during 2008 and noted that, notwithstanding the significant decrease in its stock price, the Company has, to date, weathered this disruption and economic recession better than many of its competitors.

In connection with his role in assessing the Company’s financial performance and the factors referenced above and in leading the senior management team, Mr. Delaney develops recommendations for, and engages in discussions with, the Committee to determine annual cash bonuses and equity incentive awards for our named executive officers. In determining cash bonus amounts for 2008, the Committee also considered advice from its compensation consultant, as more fully described below, but ultimately exercised independent discretion in making final determinations.

FW Cook advised the Committee on executive compensation matters during 2008 and to date in 2009. FW Cook provided to the Committee in March 2009 market data based on peer group 2007 compensation reported in 2008 SEC filings, which data were used to assess 2008 compensation and assist in determining bonus awards. The Committee used this data as a “market check” to help assess the competitiveness of the Company’s pay practices based on a new peer group selected by the Company.

For 2008, the Committee revised the Company’s peer group of companies to reflect the transformation of the Company to a banking model which began with the July 2008 formation of CapitalSource Bank, the origination of new business in CapitalSource Bank since that time, and the Company’s decision to revoke REIT status as of January 1, 2009. The new peer group of commercially oriented banks is more closely aligned with the Company’s revised business model. The Committee, therefore, believes these companies are better comparables for the Company’s business strategy. The current peer group was selected based on the size of each member as well as our understanding of their commercially oriented businesses and other similarities with our new banking model. The Committee believes the peer group used in prior years, which did not include any banks, no longer accurately reflected those companies that are most comparable to the Company.

The new peer group consists of the following companies: BOK Financial Corporation, Comerica Incorporated, Cullen/Frost Bankers, Inc., CVB Financial Corporation, PacWest Bancorp, SVB Financial Group, Texas Capital BancShares Inc., and Zions Bancorporation.

Base Salaries

The named executive officers each have employment agreements that set their minimum salaries as a result of negotiations between the Company and each executive. Based on the Company’s historical performance as compared to the performance of its peer companies at the time, the Company targeted base salaries for the named executive officers, other than Mr. Delaney and Mr. Graham, at the 75th percentile of the base compensation paid to similarly situated executives by other members of its peer group at that time. In connection with its bonus determinations, the Committee assessed the current competiveness of its base salaries by reference to the new peer group described above. With the exception of Mr. Delaney, whose base salary is set at $400,000 payable in stock units, and Mr. Graham, whose base compensation is higher than the equivalent officer in any of the peer group companies, each of the named executive officer’s base salary falls between the median and the 75th percentile. Accordingly, for 2009, the Committee determined that the named executive officers would not receive any base salary increases.

Incentive Compensation

Consistent with the objectives described above, the Company’s annual incentive compensation process is designed to provide competitive annual incentive compensation opportunities to reward the named executive officers for the attainment of corporate, individual and business unit or department performance goals. The Company historically targeted incentive compensation for the named executive officers, other than Mr. Delaney, at the 75th percentile of the incentive compensation paid to similarly situated executives by other members of its former peer group. In determining cash bonuses for 2008, the Committee evaluated total compensation of the named executive officers in light of FW Cook’s data for the new peer group. With the exception of Mr. Fink, whose cash bonus approximated the 25th percentile, each cash bonus actually awarded to the other named executive officers falls between the median and 75th percentile for cash bonuses awarded to the equivalent officers in the peer group for 2007 as reported in the peer group’s 2008 proxy statements. The Committee determined 2008 incentive compensation for its named executive officers other than Mr. Delaney in March 2009. In making its determination, the Committee considered the recommendations of the CEO, the data provided by FW Cook, the factors set forth above, incentive compensation levels from prior years, the named executive officers’ service on the Company’s Credit Committees and/or Executive Committee, as applicable, and the following additional achievements of each individual named executive officer.

•	With respect to Mr. Graham, the Company’s President and Chief Operating Officer, Mr. Graham’s efforts with respect to managing the Company’s general operations, including corporate expenses, staffing levels, loan originations, portfolio management, investor relations and strategic matters;

•	With respect to Mr. Fink, the Company’s Senior Vice President — Finance and Chief Financial Officer, Mr. Fink’s efforts with respect to capital raising initiatives, management of the Company’s liquidity levels, REIT status and REIT revocation process, and investor relations;

•	With respect to Mr. Szwajkowski, the Company’s President — Structured Finance Business, Mr. Szwajkowski’s efforts in connection with the acquisition of a $1.9 billion senior participation interest in a pool of commercial real estate loans from Fremont Investment & Loan, the formation of CapitalSource Bank, and the restructuring of several loans in the Company’s portfolio; and

•	With respect to Mr. Museles, the Company’s Chief Legal Officer and Corporate Secretary, Mr. Museles’ management of the Company’s legal and human resources matters, counsel provided to the Chief Executive Officer, President and the Board and Mr. Museles additional role as Chief Legal Officer of, and leadership provided with respect to, the formation and management of CapitalSource Bank.

No relative ranking of these various factors was applied.

As described above, Mr. Delaney received 2,000,000 fully vested stock units on December 31, 2008, which provide for payments of amounts equal to the cash dividend on an equivalent number of shares of common stock and for delivery to Mr. Delaney of 2,000,000 shares of our common stock six months following termination of Mr. Delaney’s service to the Company. Please refer to the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table and the related footnotes for additional information about incentive compensation.

In determining the bonuses paid to the named executive officers for 2008, in addition to other matters described above, the Committee considered the significant decline in the Company’s stock price and its net loss for 2008, as well as other negative trends in the Company’s financial statements and business in general. It also considered actions that other financial services companies took with respect to 2008 compensation for their executives. In recognition of these facts, the Committee determined that bonuses should be significantly less than in prior years, but that they were still appropriate at the levels awarded. The Committee believes that despite the poor financial results relative to prior years, the named executive officers managed the Company through the difficult markets and economic recession of 2008 in a manner that has positioned it to recover and become profitable again.

The Committee and the Board have not approved any additional equity incentive awards for the named executive officers.

Deferred Compensation Plan

The Company’s deferred compensation plan, or DCP, permits directors and certain officers of the Company, including the named executive officers, to defer to future years all or part of their compensation. The Committee is the administrator of the DCP and has the sole discretion to interpret the DCP and to determine all questions arising in the administration and application of the DCP. Through December 31, 2008, Mr. Delaney was the only named executive officer who had deferred any compensation pursuant to the DCP.

Timing of Equity Awards

The Company does not have a program, plan or practice to time equity awards, including stock option grants, to its named executive officers or directors in coordination with the release of material non-public information. Under the Company’s equity incentive plan, the Company may not grant options at a discount to fair market value or reduce the exercise price of outstanding options except in the case of a stock split or other similar event.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to any named executive officer for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. In light of Section 162(m) limitations, we tried to structure 2008 cash bonuses to named executive officers to qualify as performance-based compensation in a manner that satisfies Section 162(m) deductibility requirements. In order to satisfy these requirements, Mr. Eubank, who does not qualify as an outside director for purposes of Section 162(m), abstains from all Compensation Committee determinations in which qualifying performance-based compensation is awarded. Nevertheless, we may award non-deductible compensation in certain circumstances as we deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations and rulings issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does or will in fact do so. For 2008, all of the compensation paid to the named executive officers was deductible under Section 162(m), except for $3.0 million paid to Messrs. Graham, Museles and Szwajkowski as a result of the vesting of equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed entirely of independent directors. The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for its 2008 fiscal year, and the Board has approved that recommendation.

Compensation Committee

Timothy M. Hurd, Chairman
Frederick W. Eubank, II
C. William Hosler

SUMMARY COMPENSATION TABLE

					Stock	Option	All Other
Name and Principal				Bonus	Awards	Awards	Compensation
Position	Year	Salary($)		($)(1)	($)(2)	($)(3)	($)(4)	Total($)

John K. Delaney	2008	—	(5)	—	9,646,951	1,149,659	139,370	10,935,980
(Chairman and Chief Executive Officer)	2007	—	(5)	—	399,970	4,474,178	4,400	4,878,548
	2006	171,212	(5)	—	228,796	4,402,142	4,400	4,806,550
Dean C. Graham	2008	750,000		275,000	2,852,603	—	855	3,878,458
(President and Chief Operating Officer)	2007	717,833		1,875,000	2,470,832	—	855	5,064,520
	2006	364,000		1,625,000	1,503,571	—	570	3,493,141
Thomas A. Fink	2008	364,000		100,000	1,560,735	18,431	415	2,043,581
(Senior Vice President — Finance and	2007	364,000		900,000	1,466,993	34,126	415	2,765,534
Chief Financial Officer)	2006	364,000		930,000	1,060,996	54,372	415	2,409,783
Steven A. Museles(6)	2008	364,000		410,000	1,281,636	—	16,224	2,071,860
(Executive Vice President, Chief Legal	2007	364,000		1,050,000	1,078,159	—	415	2,492,574
Officer and Corporate Secretary)
Michael C. Szwajkowski	2008	364,000		325,000	2,372,586	—	415	3,062,001
(President — Structured Finance Business)	2007	364,000		1,500,000	2,189,162	—	415	4,053,577
	2006	364,000		1,250,000	1,497,848	—	415	3,112,263

(1)	See the “Compensation Discussion and Analysis” section for a discussion of how the bonus amounts were determined.

(2)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal years 2006, 2007 and 2008 related to restricted stock and restricted stock units granted to the named executive officers in 2006, 2007 and 2008 and in prior periods. The assumptions used to calculate the accounting expense recognized in fiscal years 2006, 2007 and 2008 for these restricted stock and restricted stock unit grants, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 19 to the Company’s 2008 audited financial statements.

(3)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal years 2006, 2007 and 2008 related to stock option awards made in 2006, 2007 and 2008 and in prior periods. The assumptions used to calculate the accounting expense recognized in fiscal years 2006, 2007 and 2008 for these stock option awards, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 19 to the Company’s 2008 audited financial statements.

(4)	Represents premiums for life insurance policies for all named executive officers. For Mr. Delaney, the amount for 2008 also includes $100,000 of cash dividends paid with respect to stock units, property usage valued at $27,000 and payment of legal fees. For Mr. Museles, the amount for 2008 also includes property usage, paid parking and reimbursement for certain expenses incurred in connection with his relocation.

(5)	Pursuant to his employment agreement, commencing June 6, 2006, Mr. Delaney received quarterly equity grants in lieu of a cash salary. See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of Mr. Delaney’s base salary.

(6)	Mr. Museles serves as Executive Vice President, Chief Legal Officer and Corporate Secretary of CapitalSource Inc. and CapitalSource Bank.

GRANTS OF PLAN-BASED AWARDS

				Grant Date
			All Other Stock	Fair Value of
	Board or		Awards: Number	Stock and
	Compensation		Of Shares of	Option
	Committee	Grant	Stock or Units	Awards
Name	Approval Date	Date	(#)	($)(1)

John K. Delaney(2)	6/6/06	1/1/08	5,685	99,999
	6/6/06	4/1/08	10,341	99,997
	6/6/06	7/1/08	9,025	99,997
	6/6/06	10/1/08	8,130	99,999
	12/31/08	12/31/08	2,000,000	9,240,000
Dean C. Graham(3)	2/29/08	5/15/08	62,000	972,780
Thomas A. Fink(3)	2/29/08	5/15/08	25,000	392,250
Steven A. Museles(3)	2/29/08	5/15/08	30,000	470,700
Michael C. Szwajkowski(3)	2/29/08	5/15/08	40,000	627,600

(1)	The full grant date fair value was computed in accordance with FAS 123R based on the assumptions described in footnotes (2) and (3) to the Summary Compensation Table.

(2)	Pursuant to his employment agreement, Mr. Delaney received quarterly grants of immediately vested stock units valued at $100,000, based on the closing price of the Company’s common stock on the last trading day of each then-ended quarter. These stock units require delivery to Mr. Delaney of shares of our common stock on the earlier of a change of control or termination of his service to the Company. Cash dividends paid on these stock units are reinvested into additional vested stock units with the same conversion rights. On December 31, 2008, our Board of Directors granted to Mr. Delaney under our Third Amended and Restated Equity Incentive Plan 2,000,000 fully vested stock units which provide for payments of amounts equal to the cash dividend on an equivalent number of shares of common stock and for delivery to Mr. Delaney of 2,000,000 shares of our common stock six months following termination of his service to the Company.

(3)	Mr. Graham’s restricted stock vested with respect to 20,667 shares on each of August 15, 2008 and February 15, 2009, and may vest with respect to the remaining 20,666 shares on August 15, 2009. Mr. Fink’s restricted stock vested with respect to 8,334 shares on August 15, 2008 and 8,333 shares on February 15, 2009, and may vest with respect to the remaining 8,333 shares on August 15, 2009. Mr. Museles’ restricted stock vested and may vest with respect to 10,000 shares on each of August 15, 2008, February 15, 2009, and August 15, 2009. Mr. Szwajkowski’s restricted stock vested with respect to 13,334 shares on August 15, 2008 and 13,333 shares on February 15, 2009, and may vest with respect to the remaining 13,333 shares on August 15, 2009. The unvested portions of the awards will vest on August 15, 2009 only if the Company achieves a return on equity of at least 6% on an annualized basis for the six month period ending June 30, 2009, and the named executive officer continues in service to the Company on August 15, 2009. Return on equity will be measured as the Company’s adjusted earnings (calculated in accordance with the methodology described in the Company’s Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2008, filed with the Securities and Exchange Commission on November 10, 2008) for the applicable period divided by its average book equity for such period. Cash dividends paid on the unvested shares of restricted stock are reinvested into additional shares of unvested restricted stock with the same vesting schedule and criteria as the shares on which the dividends are paid.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Delaney

On June 6, 2006, the Company entered into an employment agreement with Mr. Delaney. The employment agreement has an initial five-year term expiring on June 6, 2011, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement and in lieu of a cash base salary, Mr. Delaney receives quarterly grants of fully vested stock units valued at $100,000, based on the closing price of the Company’s common stock on the last trading day of each quarter. The Compensation Committee approved these quarterly grants on June 6, 2006. In accordance with the practices adopted by our Compensation Committee, all cash dividends paid on the stock units are reinvested in additional fully vested stock units. Concurrently with the execution of his employment agreement, the Company and Mr. Delaney entered into two option agreements pursuant to which Mr. Delaney received options to purchase an aggregate 7,000,000 shares of the Company’s common stock at $23.72 per share. While one option to purchase 3,500,000 shares was subject to time vesting and became fully vested as of January 1, 2008, the remaining option to purchase 3,500,000 shares was subject to time and performance vesting as described in the “Compensation Discussion and Analysis,” section, above. On March 9, 2009, Mr. Delaney voluntarily forfeited both of these options in their entirety and they are no longer outstanding.

On December 31, 2008, our Board of Directors granted to Mr. Delaney under our Third Amended and Restated Equity Incentive Plan 2,000,000 fully vested stock units which provide for payments of amounts equal to the cash dividend on an equivalent number of shares of common stock and for delivery to Mr. Delaney of 2,000,000 shares of our common stock six months following termination of his service to the Company. The Board made the grant in recognition of Mr. Delaney’s extraordinary performance in leading the Company through the unprecedented challenges of the past year and a half, and in particular in recognition of his leadership in successfully concluding the Company’s acquisition of assets from Fremont Investment & Loan and the opening of CapitalSource Bank.

Mr. Graham

On April 4, 2005, the Company entered into an employment agreement with Mr. Graham. The employment agreement provides for an initial five-year term expiring on April 4, 2010, and on the fourth anniversary of the employment agreement and on each subsequent anniversary, an additional consecutive one-year period will be automatically added to the remaining term, so that the one year remaining will automatically be extended to two years, unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

On February 1, 2007, the Company and Mr. Graham further amended his employment agreement to increase Mr. Graham’s minimum base salary to $750,000 (which is subject to review and increase, but not decrease, by the Board), and to modify the terms governing the vesting of unvested restricted stock awards such that 76,000 shares would vest on April 4, 2007, and 50,000 shares would vest on each of April 4, 2008, April 4, 2009 and April 4, 2010. All cash dividends paid on unvested restricted stock held by Mr. Graham and our other named executive officers are reinvested in additional shares of restricted stock having the same vesting provisions as the shares on which the dividends were paid.

Mr. Fink

On November 22, 2005, the Company entered into an employment agreement with Mr. Fink. The employment agreement provides for an initial three-year term expiring on November 22, 2008, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement, Mr. Fink will be paid a base salary of at least $350,000, which is subject to review and increase, but not decrease, by the Board. The employment agreement further provides that Mr. Fink’s base salary will be increased by at least the same amount as the median base salary increases of the most senior manager of the Company’s lending businesses.

On October 30, 2008, the Company and Mr. Fink amended the employment agreement to provide, among other things, as follows:

•	new terms relating to the Company’s potential participation in programs authorized by the Emergency Economic Stabilization Act, including a limitation on “golden parachutes” as such term is used under the programs authorized by the Emergency Economic Stabilization Act;

•	amendments to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended;

•	that if Mr. Fink terminates his employment for any reason upon at least 90 days’ notice provided by Mr. Fink after December 31, 2008, the Company will pay or provide to Mr. Fink all of the benefits set forth in the employment agreement as if he were terminated by the Company without cause or disability or as if he terminated his employment with good reason;

•	for revisions to the severance benefits payable to Mr. Fink in the event he is terminated by the Company without cause or disability or if he terminates his employment with good reason; and

•	provisions relating to non-competition and non-disparagement.

Mr. Museles

On February 1, 2007, the Company entered into an employment agreement with Mr. Museles. The employment agreement provides for an initial five-year term expiring on February 1, 2012, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement, Mr. Museles will be paid a base salary of at least $364,000, which is subject to review and increase, but not decrease, by the Board. The employment agreement further provides that Mr. Museles’s base salary will be increased by at least the same amount as the median base salary increases of the other executive officers of the Company.

On August 22, 2008, the Company entered into a Relocation Agreement with Mr. Museles, in connection with Mr. Museles’ temporary relocation to Los Angeles, California as result of his service as Chief Legal Officer of our subsidiary, CapitalSource Bank. The Relocation Agreement provides for lodging and moving expenses and for certain other payments related to Mr. Museles’ service in Los Angeles.

Mr. Szwajkowski

On April 22, 2005, the Company entered into an employment agreement with Mr. Szwajkowski. The employment agreement provides for an initial four-year term expiring on April 22, 2009, and on the third anniversary of the employment agreement and on each subsequent anniversary, an additional consecutive one-year period will be automatically added to the remaining term, so that the one year remaining will automatically be extended to two years, unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement, Mr. Szwajkowski will be paid a base salary of at least $350,000, which is subject to review and increase, but not decrease, by the Board.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of		Number of				Stock Awards
	Securities		Securities				Number of		Market Value of
	Underlying		Underlying				Shares or Stock		Shares or Stock
	Unexercised		Unexercised		Option	Option	Units That		Units That
	Options (#)		Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	Vested (#)		Vested($)(9)

John K. Delaney	3,500,000	(1)	—		23.72	6/06/2016	—		—
	—		3,500,000	(1)(2)	23.72	(2)	—		—
Dean C. Graham	—		—		—	—	211,037	(3)(8)	974,991
Thomas A. Fink	13,450		—		8.56	5/14/2013	138,403	(5)(8)	639,422
	2,175		2,175	(4)	19.66	1/20/2014	—		—
Steven A. Museles	—		—		—	—	81,628	(6)(8)	377,121
Michael C. Szwajkowski	—		—		—	—	130,921	(7)(8)	604,855

(1)	On March 9, 2009, Mr. Delaney voluntarily forfeited both of these options in their entirety and they are no longer outstanding.

(2)	The stock option would have vested in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days equaled or exceeded $32.00 per share prior to each respective vesting date or upon a change in control if the per share price paid in connection with such change in control exceeds $32.00 per share; provided, however, that 1/3 of these shares would have vested on January 1, 2009 had the average closing price of the Company’s common stock over any 60 consecutive trading days equaled or exceeded $32.00 per share by that date, or, in the event it had not been reached by that date but it had been reached before the expiration of the stock option, on the date such price was reached. The stock option would have expired with respect to 1,750,000 shares on each of January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days had not equaled or exceeded $32.00 per share before each respective date. Otherwise, the option would have expired on June 6, 2016.

(3)	The shares of restricted stock vested or will vest on the following dates in 2009 and beyond: 21,875 on 2/15/2009; 5,442 on 2/27/09; 75,483 on 4/4/09; 21,873 on 8/15/09; 5,439 on 2/27/10; 75,487 on 4/4/10; and 5,438 on 2/27/11.

(4)	The unvested portion of the stock option vested in full on January 20, 2009.

(5)	The shares of restricted stock vested or will vest on the following dates in 2009 and beyond: 8,820 on 2/15/2009; 30,194 on 4/11/09; 8,819 on 8/15/09; 30,193 on 11/22/09; 30,189 on 4/11/10; and 30,188 on 11/22/10.

(6)	The shares of restricted stock vested or will vest on the following dates in 2009 and beyond: 10,584 on 2/15/2009; 27,216 on 2/27/09; 6,032 on 4/4/09; 10,583 on 8/15/09; and 27,213 on 2/27/10.

(7)	The shares of restricted stock vested or will vest on the following dates in 2009 and beyond: 14,112 on 2/15/2009; 13,607 on 2/27/09; 75,484 on 4/22/09; 14,112 on 8/15/09; and 13,606 on 2/27/10.

(8)	The unvested portions of the awards scheduled to vest on August 15, 2009 will vest only if the Company achieves a return on equity of at least 6% on an annualized basis for the six month period ending June 30, 2009, and the named executive officer continues in service to the Company on August 15, 2009. Return on equity will be measured as the Company’s adjusted earnings (calculated in accordance with the methodology described in the Company’s Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2008, filed with the Securities and Exchange Commission on November 10, 2008) for the applicable period divided by its average book equity for such period. Cash dividends paid on all unvested shares of restricted stock are reinvested in additional shares of restricted stock having the same vesting schedule and criteria, if applicable, as the shares on which the dividends are paid.

(9)	The market value is based on the product of the number of shares multiplied by $4.62, the closing price of a share of the Company’s common stock on December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on		Value Realized
Name	Exercise(#)	On Exercise($)	Vesting(#)		On Vesting($)

John K. Delaney(1)	—	—	2,033,181	(1)	9,639,992
Dean C. Graham	—	—	184,568		2,032,884
Thomas A. Fink	—	—	98,941		894,590
Steven A. Museles	—	—	77,024		985,448
Michael C. Szwajkowski	—	—	174,639		2,021,726

(1)	Mr. Delaney receives his base salary quarterly in the form of stock units that are fully vested upon grant, and he also received 2,000,000 fully vested stock units on December 31, 2008. Mr. Delaney deferred all of the foregoing stock units under our Deferred Compensation Plan at the time of payment.

NONQUALIFIED DEFERRED COMPENSATION

The CapitalSource Amended and Restated Deferred Compensation Plan, or DCP, is a non-qualified plan that allows certain of our executives to defer all or a portion of their compensation. All amounts distributed under the plan are made in the form of the Company’s common stock. The Company does not make contributions on behalf of its named executive officers to the DCP.

	Executive	Aggregate	Aggregate
	Contributions	earnings (losses)	withdrawals/	Aggregate
	in Last FY	in Last FY	distributions in	Balance at
Name	($)(1)	($)(2)	Last FY($)	Last FYE($)(3)

John K. Delaney	9,672,246	(443,539)	—	9,471,009
Dean C. Graham	—	—	—	—
Thomas A. Fink	—	—	—	—
Steven A. Museles	—	—	—	—
Michael C. Szwajkowski	—	—	—	—

(1)	For Mr. Delaney, amounts shown in this column represent the 2,000,000 fully vested stock units he received on December 31, 2008 and the deferral of Mr. Delaney’s base salary to the extent paid in the form of stock units and also include cash dividends paid on any such stock units that were reinvested in additional stock units that similarly were deferred. The deferrals were deemed invested in CapitalSource stock units.

(2)	The Company does not make any contributions on behalf of its executive officers to the DCP or pay above market earnings on DCP accounts. Amounts shown in this column represent the returns attributable to the executives’ deemed investments of deferred compensation amounts.

(3)	The amounts shown in this column, to the extent not reflected in columns 1 or 2, have been reported in the “stock awards” columns of the summary compensation tables included in the Company’s 2007 and 2008 proxy statements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

John K. Delaney

The Company has entered into an employment agreement with Mr. Delaney pursuant to which the Company has agreed to pay Mr. Delaney the following amounts upon his termination of employment or upon a change in control of the Company:

Death or Disability.  If the executive’s employment terminates because of his death or disability, all of Mr. Delaney’s time vesting options will become fully vested and Mr. Delaney’s performance vesting options will remain outstanding until 12 months after his termination date and will become vested and exercisable to the extent they would have vested had he remained in employment for an additional 12 months.

By the Company without Cause or by the Executive for Good Reason.  If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the executive and his covered dependents will be entitled to continued participation, on the same terms and conditions as immediately prior to the executive’s termination, for the greater of 24 months or the remaining term of the employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to his date of termination. In addition, all of Mr. Delaney’s time vesting options will become fully vested and Mr. Delaney’s performance vesting options will remain outstanding for their term and will become vested and exercisable to the extent they would have vested had he remained in employment for the duration of the term of such options.

As used in the employment agreement, “good reason” means (i) any diminution or adverse change in the executive’s titles or positions, (ii) a reduction in the executive’s base compensation, (iii) a requirement that the executive report to someone other than the board of directors, (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s performance of his duties, (v) the assignment of duties inconsistent with the executive’s position or status, (vi) a relocation of the Company’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices, (vii) any material breach of any agreement with the executive that is not cured within ten days notice, (viii) any purported termination of the executive’s employment that is not effected in accordance with the terms of the employment agreement, (ix) the failure of the Company to obtain the assumption of the obligations under the agreement by a successor to the Company within 15 days after a merger, consolidation, sale or similar transaction, and (x) the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including April 4, 2023.

The table below quantifies the potential payments to Mr. Delaney upon his termination or a change in control of the Company:

Mr. Delaney’s Benefits
and Payments Upon			By the Company without
Termination or			Cause or by the Executive
Change of Control(1)	Death	Disability	for Good Reason	Change in Control

Acceleration of Equity Awards	X	X	$3,183	X
Value of Benefits Continuation	X	X	$37,958	X
Gross-up Payment	X	X	X	X
Total	X	X	$41,141	X

(1)	For purposes of this analysis, we assumed that Mr. Delaney’s termination was effective December 31, 2008 and therefore that he had been paid all of his compensation through the end of the calendar quarter.

Dean C. Graham

The Company has entered into an employment agreement with Mr. Graham pursuant to which the Company has agreed to pay Mr. Graham the following amounts upon his termination of employment or upon a change in control of the Company:

Death.  If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.

Disability.  If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.

By the Company without Cause or by the Executive for Good Reason (not within Change in Control Period).  If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, (ii) a cash lump sum in an amount equal to the greater of (A) two times the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $1.8 million, (iii) all equity awards (including options and restricted stock) will immediately vest, and (iv) the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as immediately prior to the executive’s date of termination for the greater of (A) 24 months, or (B) the balance of the executive’s employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.

As used in the employment agreement, “good reason” means (i) any diminution or adverse change in the executive’s titles, (ii) a material reduction in the executive’s base salary or after a change in control, the annual bonus payable to executive, (iii) a requirement that the executive report to someone other than the Company’s Chief Executive Officer, (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s performance of his duties, (v) the assignment of duties inconsistent with the executive’s position or status, (vi) a relocation of the Company’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices, (vii) any material breach of any agreement with the executive, (viii) any purported termination of the executive’s employment that is not effected in accordance with the terms of the employment agreement, (ix) the failure of the Company to obtain the assumption of the obligations under the agreement by a successor to the Company within 15 days of a merger, consolidation, sale or similar transaction, and (x) the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including April 4, 2023. In order to invoke a termination for “good reason,” Mr. Graham must deliver a written notice of the breach within 60 days of the occurrence of the breach and the Company which shall have 30 days to cure the breach. In order to terminate his employment, if at all, for good reason, Mr. Graham must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

By the Company without Cause or by the Executive for Good Reason (within Change in Control Period).  If the executive is terminated by the Company without cause or if the executive terminates his employment for good reason, in either case within the two-year period after a change in control or prior to a change in control if the termination was at the request of a third party or otherwise arose in anticipation of the change in control, the executive will be entitled to the benefits described immediately above, provided that in lieu of the payment described in (ii), the executive will be entitled to a cash lump sum equal to three times the sum of (A) the executive’s base salary, and (B) the greater of the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination and the minimum cash bonus, required to be paid to the executive under the employment agreement for the year of his termination (two times the executives base salary).

In addition, the benefits continuation period described above will continue for the greater of 36 months or the balance of the employment period.

Change of Control.  Upon a change of control of the Company, all of the executive’s equity awards will fully vest and be paid to the executive on the earlier of the first anniversary of the change of control or the termination of the executive’s employment by the Company without cause of by the executive for good reason. The employment agreement provides that prior to a change of control a trust will be established and funded with an amount necessary to make these payments.

In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Graham upon his termination or a change in control of the Company:

				By the Company
				without Cause
			By the Company	by the Executive
Mr. Graham’s Benefits			without Cause by the	for Good Reason
and Payments Upon			Executive for Good	(during change	Change in Control
Termination or			Reason (no change	in control	(and no termination
Change of Control(1)	Death	Disability	of control)	period)	of employment)

Cash Payments	$750,000	X	$6,750,000	$9,250,000	X
Acceleration of Equity Awards	$988,486	$988,486	$988,486	$988,486	$988,486
Value of Benefits Continuation	X	X	$36,257	$36,257	X
Gross-up Payment	X	X	X	$3,917,558	$3,917,558
Total	$1,738,486	$988,486	$7,774,743	$14,192,301	$4,906,044

(1)	For purposes of this analysis, we assumed that Mr. Graham’s termination was effective December 31, 2008 and that he had been paid all his base salary through the termination date. Mr. Graham has not deferred any amounts under the Company’s deferred compensation plan. Mr. Graham’s base salary on December 31, 2008 was $750,000.

Thomas A. Fink

The Company amended Mr. Fink’s employment agreement on October 30, 2008. Pursuant to the employment agreement as amended, the Company has agreed to pay Mr. Fink the following amounts upon his termination of employment or upon a change in control of the Company:

Death.  If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.

Disability.  If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.

By the Company without Cause or by the Executive for Good Reason.  If Mr. Fink terminates his employment for any reason upon at least 90 days’ notice provided after December 31, 2008, the Company will pay or provide to Mr. Fink all of the benefits set forth in the employment agreement as if he were terminated by the Company without cause or disability or as if he terminated his employment with good reason. If Mr. Fink is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the higher of (A) the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $750,000, (ii) a cash lump sum in an amount equal to the greater of (A) two times the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $1.8 million, (iii) all equity awards (including options and restricted stock) will immediately vest, and (vi) the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as immediately prior to the executive’s date of termination for the greater of (A) 24 months, or (B) the balance of the executive’s employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.

As used in the employment agreement, “good reason” has the same definition as in Mr. Graham’s agreement provided that (iii) is modified to be someone other than the Company’s Chief Executive Officer and/or President and (x) is modified to be the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including November 22, 2023.

If any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Fink upon his termination or a change in control of the Company:

Mr. Fink’s Benefits and
Payments Upon			By the Company without
Termination or			Cause or by the Executive
Change of Control(1)	Death	Disability	for Good Reason	Change in Control

Cash Payments	$364,000	X	$3,473,000	X
Acceleration of Equity Awards	$648,274	$648,274	$648,274	$648,274
Value of Benefits Continuation	X	X	$23,291	X
Gross-up Payment	X	X	X	X
Total	$1,012,274	$648,274	$4,144,565	$648,274

(1)	For purposes of this analysis, we assumed that Mr. Fink’s termination was effective December 31, 2008 and that he had been paid all his base salary through the termination date. Mr. Fink has not deferred any amounts under the Company’s deferred compensation plan. Mr. Fink’s base salary on December 31, 2008 was $364,000.

Steven A. Museles

The Company has entered into an employment agreement with Mr. Museles pursuant to which the Company has agreed to pay Mr. Museles certain amounts upon his termination of employment or upon a change in control of the Company. The form of Mr. Museles’ employment agreement with regard to payments if the executive’s employment terminates because of death or disability or by the Company without cause or by the executive for good reason is substantially similar to that of Mr. Fink (other than with respect to Mr. Fink’s ability to provide notice of termination), described above.

As used in the employment agreement, “good reason” means: (i) any diminution or adverse change in the executive’s title; (ii) reduction in the executive’s base salary or, after a change in control the annual bonus payable to the executive; (iii) prior to a change in control a requirement that the executive report to someone other than the Company’s Chief Executive Officer and, in a dual reporting role, President and after a change in control, that the executive report to someone other than the Company’s Chief Executive Officer; (iv) a material diminution in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company; (vi) a relocation of the executive’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices; (vii) any material breach by the Company of the terms of any agreement that is not cured within 10 days after notice; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the employment agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; (x) the delivery of a notice of non-renewal of the agreement at any time up to and including February 1, 2024; or (xi) after a change of control, the Company no longer having its equity securities trading on the NYSE or Nasdaq. In order to invoke a termination for “good reason,” Mr. Museles must deliver a written notice of the breach within 60 days of the occurrence of the breach and the Company which shall have 30 days to cure the breach. In order to terminate his employment, if at all, for good reason, Mr. Museles must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

If any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Museles upon his termination or a change in control of the Company:

Mr. Museles’
Benefits and Payments			By the Company without
Upon Termination or			Cause or by the Executive
Change of Control(1)	Death	Disability	for Good Reason	Change in Control

Cash Payments	$364,000	X	$3,419,000	X
Acceleration of Equity Awards	$382,337	$382,337	$382,337	$382,337
Value of Benefits Continuation	X	X	$35,933	X
Gross-up Payment	X	X	X	$1,306,788
Total	$746,337	$382,337	$3,837,270	$1,689,125

(1)	For purposes of this analysis, we assumed that Mr. Museles’ termination was effective December 31, 2008 and that he had been paid all his base salary through the termination date. Mr. Museles has not deferred any amounts under the Company’s deferred compensation plan. Mr. Museles’ base salary on December 31, 2008 was $364,000.

Michael C. Szwajkowski

The Company has entered into an employment agreement with Mr. Szwajkowski pursuant to which the Company has agreed to pay Mr. Szwajkowski certain amounts upon his termination of employment or upon a change in control of the Company. The form of Mr. Szwajkowski’s employment agreement is substantially similar to that of Mr. Graham, described above.

As used in the employment agreement, “good reason” means: (i) any diminution or adverse change prior to a change in control in the executive’s title; (ii) a material reduction in the executive’s base salary or, after a change in control, the annual bonus payable to the executive; (iii) prior to a change in control a requirement that the executive report to someone other than the Company’s Chief Executive Officer and, in a dual reporting role, President; (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company; (vi) a relocation of the executive’s New York, New York place of employment to a location that is more than 25 miles away from the current location of the Company’s offices in New York, New York; (vii) any other material breach of the terms of the employment agreement or any other agreement that is not cured within 10 days notice; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the employment agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or (x) the delivery of a notice of non-renewal by the Company at any time up to and including April 22, 2023. In order to invoke a termination for “good reason,” Mr. Szwajkowski must deliver a written notice of the breach within 60 days of the occurrence of the breach and the Company which shall have 30 days to cure the breach. In order to terminate his employment, if at all, for good reason, Mr. Szwajkowski must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

Change of Control.  Upon a change of control of the Company, all of the executive’s equity awards will fully vest and be paid to the executive on the earlier of the first anniversary of the change of control or the termination of the executive’s employment by the Company without cause or by the executive for good reason. The employment agreement provides that prior to a change of control a trust will be established and funded with an amount necessary to make these payments.

In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Szwajkowski upon his termination or a change in control of the Company:

				By the Company
				without Cause
			By the Company	by the Executive
Mr. Szwajkowski’s			without Cause by the	for Good Reason
Benefits and Payments			Executive for Good	(during change	Change in Control
Upon Termination or			Reason (no change	in control	(and no termination
Change of Control(1)	Death	Disability	of control)	period)	of employment)

Cash Payments	$364,000	X	$4,853,000	$6,592,000	X
Acceleration of Equity Awards	$613,222	$613,222	$613,222	$613,222	$613,222
Value of Benefits Continuation	X	X	$34,937	$34,937	X
Gross-up Payment	X	X	X	$2,481,405	$2,481,405
Total	$977,222	$613,222	$5,501,159	$9,721,564	$3,094,627

(1)	For purposes of this analysis, we assumed that Mr. Szwajkowski’s termination was effective December 31, 2008 and that he had been paid all his base salary through the termination date. Mr. Szwajkowski has not deferred any amounts under the Company’s deferred compensation plan. Mr. Szwajkowski’s base salary on December 31, 2008 was $364,000.

In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts described above will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code.

DIRECTOR COMPENSATION
(for the fiscal year ended December 31, 2008)

The compensation program for Company outside directors consists of annual retainer fees, meeting fees and long-term equity awards. The Company pays its directors an annual retainer fee of $50,000 effective as of the Company’s 2009 Annual Meeting of Stockholders, increased from the current amount of $25,000. Members of the Audit Committee are paid an additional retainer fee of $10,000, or $20,000 in the case of the chairperson, in each case effective as of the Company’s 2009 Annual Meeting of Stockholders, decreased from the current amounts of $20,000 and $44,000, respectively. Members of certain other Board committees are paid an additional retainer fee of $7,500 for each committee on which they serve, or $15,000 in the case of the chairperson of each such other committee, in each case effective as of the Company’s 2009 Annual Meeting of Stockholders, increased from the current amounts of $5,000 and $7,500, respectively. In addition, from time to time the Company may establish special or other committees for which members receive similar compensation. All retainer fees are generally paid within two weeks of our Annual Meeting of Stockholders. Each director also receives $1,000 for each Board meeting attended (in person or telephonically), and members of the Audit Committee and members of certain other Board committees are paid $2,000 and $1,000, respectively, for each meeting of their respective committees attended (in person or telephonically). Meeting fees are paid quarterly.

During 2008, FW Cook performed a study of 2007 non-employee director compensation at peer companies. For purposes of this study, peer companies included Allied Capital Corporation, American Capital Strategies, Ltd., Apollo Investment Corporation, CIT Group, Inc., Comerica Incorporated, First Marblehead Corp., Fortress Investment Group LLC, Gramercy Capital Corp., H&R Block, Inc., iStar Financial Inc., Jefferies Group Inc., KKR Financial Holdings LLC, Liberty Property Trust and Raymond James Financial Inc. The changes to the retainer fees described above were implemented so that non-employee directors are compensated at the 75% percentile of the peer group, the same level at which we target compensation of our executive officers.

Directors may elect to receive their annual retainers and meeting fees in whole or in part in the form of cash, immediately vested shares of restricted stock and/or immediately exercisable stock options. Restricted stock is valued based on the closing market price of the Company’s common stock on the grant date, and stock options are valued in an amount equal to five times the number of shares that would have been payable had the director elected to receive fees in the form of restricted stock. Stock options have a ten-year term and an exercise price equal to the closing market price of the Company’s common stock on the grant date.

In connection with each Annual Meeting of Stockholders, each director then serving on the Board of Directors receives a long-term equity award of $75,000, which is paid, at the election of each director, in whole or in part in shares of restricted stock and/or stock options calculated as described in the preceding paragraph.

Unlike annual retainers and meeting fees, restricted stock and options paid for long-term equity awards are intended to vest or become exercisable, as applicable, in full one year after the grant date. The Company sets these vest dates on the date of the next Annual Meeting of Stockholders. For unvested restricted stock, cash dividends paid during the vesting period are credited in the form of additional shares of unvested restricted stock with the same vesting schedule as the restricted stock to which they relate. Stock options have a ten-year term and an exercise price equal to the closing market price of the Company’s common stock on the grant date.

Directors may elect to defer retainers, fees and equity awards received in cash or restricted stock into restricted stock units under our deferred compensation plan with the same vesting as the restricted stock to which they relate. A restricted stock unit is an unfunded right to receive one share of our common stock at a future date. Restricted stock units are credited with dividend equivalents in the form of additional stock units with the same vesting schedule as the restricted stock units to which they relate and are payable in the form of common stock at the earlier of the date elected by the director or in a lump sum or annual payments following termination of the director’s service.

Directors do not receive any perquisites and do not receive above-market nonqualified deferred compensation plan earnings. Directors are reimbursed for their reasonable expenses of attending Board and committee meetings. During 2008, Mr. Delaney received no separate compensation for his service as director and is not included in the table.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards(1)	Awards(1)	Total
Name	($)	($)	($)	($)

William G. Byrnes(2)	68,000	142,389	2,559	212,948
Frederick W. Eubank, II(3)	—	147,890	853	148,743
Jason M. Fish(4)	15,000	132,252	—	147,252
Andrew B. Fremder(5)	38,333	109,884	853	149,070
Sara L. Grootwassink(6)	32,500	156,886	2,559	191,945
C. William Hosler(7)	12,500	136,167	—	148,667
Timothy M. Hurd(8)	—	—	74,087	74,087
Lawrence C. Nussdorf(9)	55,500	129,894	—	185,394
Thomas F. Steyer(10)	2,000	39,610	853	42,463

(1)	Amounts shown in these columns are based on the accounting expense recognized by the Company in fiscal year 2008 related to equity awards. The assumptions used to calculate the accounting expense recognized in fiscal year 2008 for the applicable equity awards, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 19 to the Company’s 2008 audited financial statements. The aggregate number of stock and option awards outstanding at December 31, 2008 appears below in the “Outstanding Director Equity Awards at Fiscal Year-End” table.

(2)	Mr. Byrnes received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent 50% of his annual retainer and meeting fees and all amounts received for his service on a special committee. The restricted stock unit awards represent 50% of his annual retainer and meeting fees and 100% of his long-term equity award. The grant date fair value of Mr. Byrnes’ restricted stock unit awards was $130,502.

(3)	Mr. Eubank received director compensation in deferred restricted stock awards in the form of restricted stock units representing his annual retainer, meeting fees and long-term equity award. The grant date fair value of Mr. Eubank’s restricted stock unit awards was $136,003.

(4)	Mr. Fish resigned from the Board effective October 31, 2008. Mr. Fish received director compensation in cash representing meeting fees for meetings attended during the fourth quarter of 2008 prior to his resignation and amounts received for his service on a special committee, and in deferred restricted stock awards in the form of restricted stock units representing his annual retainer, long-term equity award and all other meeting fees for 2008. Mr. Fish’s vested restricted stock units were paid to him in the form of common stock on November 6, 2008, in connection with his resignation from the Board. The grant date fair value of Mr. Fish’s restricted stock units was $120,502.

(5)	Mr. Fremder received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent his annual retainer. The restricted stock unit awards represent his meeting fees and long-term equity award. The grant date fair value of Mr. Fremder’s restricted stock unit awards was $97,996.

(6)	Ms. Grootwassink received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent 50% of her meeting fees and all amounts received for her service on a special committee. The restricted stock unit awards represent her annual retainer, long-term equity award and 50% of her meeting fees. The grant date fair value of Ms. Grootwassink’s restricted stock unit awards was $144,998.

(7)	Mr. Hosler received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent amounts received for his service on a special committee.

The restricted stock unit awards represent his annual retainer, meeting fees and long-term equity award. The grant date fair value of Mr. Hosler’s restricted stock unit awards was $128,996.

(8)	Mr. Hurd received director compensation in stock option awards. The stock options represent his annual retainer, long-term equity award and meeting fees. The grant date fair value of Mr. Hurd’s options was $66,162.

(9)	Mr. Nussdorf received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent 50% of his annual retainer and meeting fees and all amounts received for his service on a special committee. The restricted stock unit awards represent 50% of his annual retainer and meeting fees, and 100% of his long-term equity award. The grant date fair value of Mr. Nussdorf’s restricted stock unit awards was $118,006.

(10)	Mr. Steyer resigned from the Board effective May 1, 2008. Mr. Steyer received director compensation in cash representing meeting fees for meetings attending during the second quarter of 2008 prior to his resignation, and received deferred restricted stock awards in the form of restricted stock units representing all other meeting fees for 2008. Mr. Steyer’s vested restricted stock units were paid to him in the form of common stock on May 13, 2008, in connection with his resignation from the Board. Mr. Steyer did not receive any annual retainer or long-term equity award in 2008. The grant date fair value of Mr. Steyer’s restricted stock units was $2,998.

OUTSTANDING DIRECTOR EQUITY AWARDS
AT FISCAL YEAR-END
(for the fiscal year ended December 31, 2008)

Restricted Stock or
	Restricted Stock Units	Stock Option Awards(#)
Name	(vested/unvested)(#)	(exercisable/unexercisable)

William G. Byrnes	16,107/5,391	35,477/—
Frederick W. Eubank, II	17,022/5,391	18,486/—
Jason M. Fish	—/—	700,000/—(1)
Andrew B. Fremder	12,697/5,391	18,486/—
Sara L. Grootwassink	23,171/5,391	25,231/—
C. William Hosler	9,705/5,391	—/—
Timothy M. Hurd	154/—	90,636/25,476
Lawrence C. Nussdorf	10,224/5,391	—/—
Thomas F. Steyer	—/—	18,486/—

(1)	Represents awards Mr. Fish received while serving as an executive officer of the Company until his resignation in January 2007. On March 11, 2009, Mr. Fish voluntarily forfeited all of these options and they are no longer outstanding.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of the end of the Company’s 2008 fiscal year for (i) compensation plans previously approved by the Company’s stockholders and (ii) compensation plans not previously approved by the Company’s stockholders:

(1) the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2) the weighted-average exercise price of such outstanding options, warrants and rights; and

(3) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by Stockholders(1)	8,845,003	$22.98	9,467,508
Equity compensation plans not approved by stockholders(2)	48,937	$7.83	—

Total	8,893,940		9,467,508

(1)	The equity compensation plan approved by stockholders is the Company’s Third Amended and Restated Equity Incentive Plan. In March 2009, Messrs. Delaney and Fish voluntarily forfeited options covering an aggregate of 7,700,000 shares of common stock. The effect of these forfeitures is to decrease the number in column (a) and increase the number in column (c) of this table by 7,700,000, respectively.

(2)	In December 2002, we granted options to two employees to purchase 75,000 and 30,000 shares, respectively, in each case at a price of $8.52 per share. The options vested 20% on the date of grant and vested in equal installments over the next four anniversaries of the grant date. The options will expire in December 2012 if not previously exercised. In connection with our grant of these options, Messrs. Delaney and Fish granted us reciprocal options to purchase an aggregate of 105,000 shares of our common stock held by them, if and to the extent the options granted to our employees are exercised. In connection with our earnings and profits dividend paid in February 2006, the total number of shares underlying the option and the exercise price were adjusted to 114,187 and $7.83, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the vesting of any restricted stock unit or the exercise of any stock option or other right.

Except as otherwise noted in the footnotes below, the following table presents, as of March 9, 2009, information based on the Company’s records and filings with the SEC regarding beneficial ownership of the following persons:

•	each person, other than directors and executive officers, known by us to be the beneficial owner of more than 5% of our common stock;

•	each director and each nominee to the Board of Directors;

•	the Company’s Chief Executive Officer and Chief Financial Officer and the other named executive officers for 2008; and

•	all directors and executive officers of the Company as a group.

Except as described below, for all shares owned, the Company believes that each director or executive officer possesses sole voting power and sole investment power.

The percentage of shares beneficially owned is based on 302,462,010 outstanding shares of our common stock as of March 9, 2009.

Unless otherwise specified, the address for each person is c/o CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815.

Name of Executive Officer, Director or 5%	Shares Beneficially	Percentage of Shares
Beneficial Owner	Owned	Beneficially Owned

Madison Dearborn Partners III, L.P.(1)	24,138,559.656	8.0%
Farallon Capital Management, L.L.C.(2)(3)(6)	21,578,295	7.1%
Farallon Partners, L.L.C.(3)(4)(5)(6)	20,827,349	6.9%
Janus Capital Management LLC(7)	25,799,959	8.5%
FMR LLC(8)	28,173,560	9.3%
John K. Delaney(9)	7,577,247	2.5%
Dean C. Graham	375,845	*
Michael C. Szwajkowski	294,938	*
Thomas A. Fink(10)	348,907	*
Steven A. Museles(11)	277,271	*
William G. Byrnes(12)	105,896	*
Frederick W. Eubank, II(13)	135,060	*
Andrew B. Fremder(2)(3)(4)(5)(6)(14)	42,337,959	14.0%
Sara L. Grootwassink(15)	69,237	*
C. William Hosler(16)	17,304	*
Timothy M. Hurd(1)(17)	24,254,827.656	8.0%
Lawrence C. Nussdorf(18)	19,830	*
All directors and executive officers as a group (14 persons including those named above)(19)	75,924,042.656	24.9%

*	Less than one percent.

(1)	Includes 23,604,921.886 shares held directly or beneficially owned by Madison Dearborn Capital Partners III, L.P. (“MDCP”), 524,129.468 shares held directly or beneficially owned by Madison Dearborn Special Equity III, L.P. (“MDSE”), and 9,508.302 shares held directly by Special Advisors Fund I, LLC (“SAF”). The shares held or beneficially owned by MDCP, MDSE and SAF may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P. (“MDP III”), the general partner of MDCP and MDSE and the manager of SAF. As the sole members of a limited partner committee of MDP III that has the power, acting by majority vote, to vote or dispose of the shares directly held or beneficially owned by MDCP, MDSE and SAF, John A. Canning, Paul J. Finnegan and Samuel M. Mencoff have shared voting and investment power over such shares. MDP III, MDCP, MDSE and SAF may be deemed to be a group for purposes of Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but expressly disclaim group attribution other than as disclosed in the Schedule 13D/A filed for MDP III on December 22, 2008. Messrs. Canning, Finnegan and Mencoff, and MDP III each hereby disclaims any beneficial ownership of any shares directly held or beneficially owned by MDCP, MDSE and SAF, except to the extent of their respective pecuniary interests therein. The address for the Madison Dearborn Partners entities and persons is Three First National Plaza, Suite 4600, Chicago, IL 60602.

(2)	Includes 15,940,752 shares directly held by Farallon CS Institutional Finance II, L.P. (“Farallon CS LP”) and 5,569,858 shares directly held by Farallon Capital Offshore Investors, Inc. (the “Managed Account”). With respect to such shares, 1,199,920 of those held by Farallon CS LP and 5,569,858 of those held by the Managed Account are held in margin accounts and may be pledged as security for margin debt. As the manager of the Managed Account and Farallon CS Institutional Finance, L.L.C. (“Farallon CS LLC”), which is the general partner of Farallon CS LP, Farallon Capital Management, L.L.C. (“FCMLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by the Managed Account and the shares beneficially owned by Farallon CS LLC. As the general partner of Farallon CS LP, Farallon CS LLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by Farallon CS LP. As managing members, and in the case of Thomas F. Steyer, as Senior Managing Member, of FCMLLC, each of William F. Duhamel, Richard B. Fried, Daniel J. Hirsch, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J.M. Spokes, Richard H. Voon and Mark C. Wehrly (together with Mr. Steyer, the “Farallon Managing Members”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by the Managed Account and Farallon CS LP.

(3)	In addition to the shares referenced in footnotes (2), (4) and (5), FPLLC, FCMLLC and Mr. Fremder may also be deemed to beneficially own 36,823 shares beneficially owned by Andrew B. Fremder through his ownership of certain options to purchase 18,486 shares, which options are immediately exercisable, and certain vested restricted stock units and restricted stock units which vest within 60 days of March 9, 2009, which could, upon the occurrence of Mr. Fremder no longer serving as a director of the Company, result in the receipt by Mr. Fremder of 18,337 shares of common stock. Also, FPLLC, FCMLLC and Mr. Fremder may be deemed to beneficially own 30,862 shares directly and beneficially owned by Mr. Steyer through his ownership of 12,376 shares of the Company’s common stock and ownership of certain options to purchase 18,486 shares of the Company’s common stock, which options are immediately exercisable.

(4)	Includes (i) 8,809,096 shares directly held by Farallon Capital Partners, L.P. (“FCP”), (ii) 943,629 shares directly held by RR Capital Partners, L.P. (“RR”), (iii) 2,243,768 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iv) 9,208 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (v) 15,309 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (vi) 9,730 shares directly held by Tinicum Partners, L.P. (“Tinicum”), and (vii) 2,073,871 shares directly held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”) (all such partnerships referenced in clauses (i) through (vii) above are collectively referred to as the “Farallon Partnerships”). With respect to such shares, 892,868 of those held by FCP, 93,060 of those held by RR, 2,243,768 of those held by FCIP, 9,208 of those held by FCIP II, 15,309 of those held by FCIP III, 9,730 of those held by Tinicum and 2,073,871 of those held by FCOI II are held in margin accounts and may be pledged as security for margin debt. As the general partner of the Farallon Partnerships, Farallon Partners, L.L.C. (“FPLLC”), may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Partnership. As managing members of FPLLC, each of the Farallon Managing Members may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Partnership.

(5)	Includes (i) 2,936,365 shares directly held by Farallon FCP, Ltd. (“FCP Ltd.”), (ii) 2,948,004 shares directly held by Farallon FCIP, Ltd. (“FCIP Ltd.”), and (iii) 770,684 shares directly held by FPLLC, solely in its capacity as trustee of Farallon FCOI II, Ltd. (“FCOI II Ltd.”) (all such trusts referenced in clauses (i) through (iii) above are collectively referred to as the “Farallon Trusts”). With respect to such shares, 2,936,365 of those held by FCP Ltd., 2,948,004 of those held by FCIP Ltd., and 770,684 of those held by FCOI II Ltd. are held in margin accounts and may be pledged as security for margin debt. As a trustee of each of the Farallon Trusts, FPLLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Trust. As the managing members of FPLLC, each of the Farallon Managing Members may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Trust.

(6)	Until September 2007, Mr. Fremder was granted limited powers of attorney, dated as of February 1, 2003, to act for FCMLLC and FPLLC, jointly with any managing member or the Senior Managing Member of FCMLLC or FPLLC, with regard to Farallon CS LP’s, the Managed Account’s and the Farallon Partnerships’ investments in the Company. Such powers of attorney were revoked in September 2007. Notwithstanding such revocation, if Mr. Fremder, and the other individuals and entities identified in this footnote and footnotes (2), (4) and (5) were deemed members of a group holding equity securities of the Company, such other individuals and entities may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares beneficially owned by Mr. Fremder through their ownership of the options and restricted stock units described in footnote (3) above, and Mr. Fremder may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares held or beneficially owned by such entities and other individuals. Farallon CS LLC, FCMLLC, FPLLC, the Managed Account, Farallon CS LP, each of the Farallon Partnerships, each of the Farallon Trusts, each of the Farallon Managing Members and Mr. Fremder disclaim any beneficial ownership of any shares listed in the table or footnotes (2), (3), (4) and (5), other than those directly owned by such entity or person. All of the entities and individuals identified in footnotes (2), (3), (4) and (5) above disclaim group attribution. The address for each of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(7)	Ownership information as of December 31, 2008, based on a Schedule 13G/A filed with the SEC on February 17, 2009. Janus Capital Management LLC (“Janus”), Enhanced Investment Management LLC (“Intech”) and Perkins Investment Management LLC (“Perkins”) act as investment advisers or sub-advisers to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the “Managed Portfolios”). Intech and Perkins are direct subsidiaries of Janus and, as a result, the beneficial holdings of Janus, Intech and Perkins have been aggregated for the purposes of the 13G/A filing. Janus is deemed to be the beneficial owner of 25,729,159 shares of the Company’s common stock held by the Managed Portfolios and has sole voting and dispositive power over such shares. Intech is deemed to be the beneficial owner of 70,800 shares of the Company’s common stock held by the Managed Portfolios and shares voting and dispositive power over such shares with Janus. None of Janus, Intech or Perkins has the right to receive any dividends from, or the proceeds from the sale of, the shares of common stock held in the Managed Portfolios and disclaim any ownership associated with such rights. The Managed Portfolios have the right to receive all dividends from, and the proceeds of the sale of, all such shares in their respective accounts. One of the Managed Funds, Janus Orion Fund, an investment company registered under the Investment Company Act of 1940, is deemed to be the beneficial owner of 16,915,577 of the shares of the Company’s common stock held by the Managed Portfolios and has sole voting and dispositive power over such shares. The address of Janus, Janus Orion Fund, Intech and Perkins is 151 Detroit Street, Denver, CO 80206.

(8)	Ownership information as of December 31, 2008, based on a Schedule 13G filed with the SEC on February 17, 2009. FMR LLC has sole power to dispose of 28,173,560 shares of the Company’s common stock and sole power to vote 2,434,388 shares of the Company’s common stock. Fidelity Research and Management Company (“Fidelity”) is a wholly-owned subsidiary of FMR LLC, and beneficially owns 25,743,302 shares of the Company’s common stock as a result of its role as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. These 25,743,302 shares include 44,289 shares of the Company’s common stock resulting from the assumed conversion of $1,200,000 principal amount of the Company’s convertible notes. Through their control of Fidelity, FMR LLC and Edward C. Johnson 3d, as the chairman and predominant owner of FMR LLC, have the sole power to dispose of such 25,734,302 shares. Pyramis Global Advisors Trust Company (“Pyramis”) is an indirect wholly-owned subsidiary of FMR LLC, and beneficially owns 121,796 shares of the Company’s common stock as a result of acting as an investment manager to the institutional accounts that directly own such shares and as a result of the assumed conversion of $3,300,000 principal amount of the Company’s convertible notes. Through their control of Pyramis, FMR LLC and Edward C. Johnson 3d, have sole power to vote and dispose of such 121,796 shares. FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment and management services to non-U.S. investment companies and investors. FIL beneficially owns 2,308,462 shares of the Company’s common stock. Partnerships controlled primarily by the family of Edward C. Johnson 3d, who is also chairman of FIL and FMR LLC, or trusts for their benefit, own shares of FIL voting stock with the right to cast 47% of FIL’s total votes. FMR LLC are of the view that they are not acting as a “group” for purposes of Rule 13d-3 under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other entity. FMR LLC, however, included the shares of the Company’s common stock beneficially owned by FIL on a voluntary basis in its Schedule 13G. The address for FMR LLC, Fidelity and Edward C. Johnson 3d is 82 Devonshire Street, Boston, MA 02109. The address for Pyramis is 53 State Street, Boston, MA 02109. The address for FIL is Pembroke Hall, 32 Crow Lane, Hamilton, Bermuda.

(9)	Includes 2,072,336 vested stock units. Also includes 353,479 shares as to which Mr. Delaney may be deemed to share voting and investment power.

(10)	Includes options to purchase 17,800 shares that are currently exercisable. Also includes 2,107 shares as to which Mr. Fink may be deemed to share voting and investment power.

(11)	Includes 232,838 shares as to which Mr. Museles may be deemed to share voting and investment power.

(12)	Includes options to purchase 35,477 shares that are currently exercisable, 21,795 restricted stock units that are currently vested or that will vest within 60 days of March 9, 2009, and 8,875 shares as to which Mr. Byrnes may be deemed to share voting and investment power.

(13)	Includes options to purchase 18,486 shares that are currently exercisable, and 22,722 restricted stock units that are currently vested or that will vest within 60 days of March 9, 2009. Mr. Eubank is a Managing Partner of Wachovia Capital Partners 2000, LLC (“WCP”). WCP may, from time to time, invest in or hold the Company’s securities. Mr. Eubank does not possess sole or shared voting or investment power over the shares that may be owned by WCP. Mr. Eubank’s address is c/o Wachovia Capital Partners 2000, LLC, One Wachovia Center, 301 S. College Street, Charlotte, NC 28288-0732.

(14)	Includes the shares beneficially owned by Mr. Fremder as indicated in footnote (3) above. All other shares are owned directly either by Mr. Steyer, the Managed Account, Farallon CS LP, the Farallon Trusts or the Farallon Partnerships as reported in footnotes (2), (3), (4) and (5) above.

(15)	Includes options to purchase 25,231 shares that are currently exercisable and 28,596 restricted stock units that are currently vested or that will vest within 60 days of March 9, 2009.

(16)	Includes 15,304 restricted stock units that are currently vested or that will vest within 60 days of March 9, 2009.

(17)	Includes options to purchase 116,112 shares that are currently exercisable or exercisable within 60 days of March 9, 2009 and 156 restricted stock units that are currently vested. All other shares are held or beneficially owned by MDCP, MDSE and SAF as reported in Footnote (1) above. Mr. Hurd is a Managing Director of the general partner of MDP III and a limited partner of MDP III, and therefore may be deemed to share voting and investment power over such shares (except as indicated in Footnote (1) above) and therefore to beneficially own such shares. Mr. Hurd disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. The address for Mr. Hurd is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, Chicago, IL 60602.

(18)	Includes 15,830 restricted stock units that are currently vested or that will vest within 60 days of March 9, 2009. Mr. Nussdorf’s address is c/o Clark Enterprises, Inc., 7500 Old Georgetown Road, 15th Floor, Bethesda, MD 20814-6195.

(19)	Includes options to purchase 250,078 shares that are currently exercisable or exercisable within 60 days of March 9, 2009, and 2,195,436 stock units that are currently vested or that will vest within 60 days of March 9, 2009. In addition to the shares noted in the footnotes above, 3,000 of the shares reported are held in a margin account and may be pledged as security for margin debt.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all of our directors, executive officers and beneficial owners of more than 10% of our common stock reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2008, except that the following were filed late: (i) Form 4 filed by Mr. Eubank on April 3, 2008, to report a transaction that occurred on March 31, 2008, (ii) Form 4 filed by Mr. Eubank on May 16, 2008, to report a transaction that occurred on April 7, 2008, (iii) Form 4 filed by Mr. Eubank on July 9, 2008, to report a transaction that occurred on December 31, 2007, and (iv) an amended Form 4 filed by Mr. Eubank on July 9, 2008 to correct the number of shares acquired in a previous transaction reported on a Form 4 filed on May 16, 2008.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2009 Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for 2010 Annual Meeting

Stockholder proposals for the Company’s 2010 Annual Meeting must be received at the Company’s principal executive offices addressed to the Corporate Secretary by November 22, 2009 to be considered timely or to be eligible for inclusion in the proxy materials. A stockholder who wishes to present a proposal at the Company’s 2010 Annual Meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices addressed to the Corporate Secretary by November 22, 2009.

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the original solicitation of proxies, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders may be “householding” our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single Notice of Internet Availability of Proxy Materials, proxy statement and annual report (if you requested one) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, proxy statement and annual report, please notify your broker to discontinue householding.

If you are a holder of record and would like to consent to householding or, alternatively, to revoke your householding consent and receive a separate copy of the Notice, proxy statement and annual report in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling toll free at 800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA.

Annual Report

Annual Meeting Materials

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting, this proxy statement and the Company’s 2008 Annual Report on Form 10-K have been made available to all stockholders entitled to notice of, and to vote at, the 2009 Annual Meeting. You may request a copy of our 2008 Annual Report by following the directions on the Notice of Internet Availability of Proxy Materials, or by writing to our Investor Relations Department at 4445 Willard Avenue, Chevy Case, MD 20815. These materials also are available on our website at www.capitalsource.com. The 2008 Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy soliciting material.

March 20, 2009

CAPITALSOURCE INC.
4445 WILLARD AVENUE
12TH FLOOR
CHEVY CHASE, MD 20815
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CPTSR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITALSOURCE INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.		☐	☐	☐
Vote On Directors

1.	ELECTION OF DIRECTORS: Nominees are: 01) William G. Byrnes 02) John K. Delaney 03) Sara L. Grootwassink

Vote On Proposals
		For	Against	Abstain

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.	☐	☐	☐

3.	THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No
Please sign EXACTLY as name appears at the right. Joint owners each should sign. When as attorney, executor, administrator, trustee or guardian, please give full related title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

CAPITALSOURCE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders – April 30, 2009
The undersigned hereby appoints John K. Delaney and Steven A. Museles, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 30, 2009 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.
Please cast your votes on the reverse side as described. The Board of Directors recommends a vote FOR Proposals 1 and 2. To vote in accordance with the Board of Directors’ recommendation, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendation.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE